UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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OLD LINE BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

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OLD LINE BANCSHARES, INC.

1525 Pointer Ridge Place

Bowie, Maryland 20716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2019 AT 5:00 P.M.

The Annual Meeting of Stockholders of Old Line Bancshares, Inc., a Maryland corporation, will be held on May 29, 2019, at 5:00 p.m., local time, at Old Line Bancshares, Inc.’s office located at 1525 Pointer Ridge Place, Bowie, Maryland for the following purposes:

1.	To elect (A) six directors to serve for a three-year term ending at the annual meeting of stockholders to be held in 2022, and (B) one director to serve the remainder of a three-year term ending at the annual meeting of stockholders to be held in 2021, and in each case until their successors are duly elected and qualified.
2.	To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2019.
3.	To vote on a non-binding advisory proposal to approve the compensation of our named executive officers.
4.	To vote on a non-binding advisory proposal regarding the frequency with which stockholders should vote on the compensation of our named executive officers.
5.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 8, 2019 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may vote by signing, dating and mailing the enclosed proxy card, by telephone by calling 1-800-690-6903 and following the voice mail prompts, or over the Internet by following the instructions at www.proxyvote.com. You will need information from your proxy card to submit your proxy by telephone or Internet. You may revoke your proxy at any time prior to or at the meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person.

You are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

Mark A. Semanie, Secretary

Bowie, Maryland

April 26, 2019

OLD LINE BANCSHARES, INC.

1525 Pointer Ridge Place

Bowie, Maryland 20716

PROXY STATEMENT

Annual Meeting of Stockholders to be held on

May 29, 2019 at 5:00 P.M.

INTRODUCTION

This proxy statement and the accompanying proxy is being furnished on or about April 26, 2019 to stockholders of Old Line Bancshares, Inc. (“Old Line Bancshares” or the “Company”) in connection with the solicitation of proxies by Old Line Bancshares’ Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

Old Line Bancshares’ annual report on Form 10-K for the year ended December 31, 2018, including its audited financial statements, has been mailed to all stockholders with this proxy statement.

If you are a stockholder of record (i.e. you own shares of Old Line Bancshares common stock directly in your name), you may attend the meeting and vote in person as long as you present valid proof of identification at the meeting. If you hold your shares in Old Line Bancshares beneficially but not of record (i.e. the shares are held in the name of a broker or other nominee for your benefit), you must present proof of beneficial ownership in order to attend the meeting, which you can generally obtain from the record holder, and you must obtain a legal proxy from the record holder in order to vote your shares if you wish to cast your vote in person at the meeting. For further information, please contact our executive offices at (301) 430-2500 during regular business hours.

SOLICITATION AND REVOCATION OF PROXIES

Your proxy is being solicited by the Board of Directors of Old Line Bancshares. The Board of Directors has selected James R. Clifford and Andre´ J. Gingles, or either of them, to act as proxies at the Annual Meeting with full power of substitution.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. To revoke your proxy, you must send written notice to the Secretary, Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, file a later-dated proxy before your common stock has been voted at the Annual Meeting, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not in itself constitute a revocation of your proxy.

In addition to solicitation by mail, directors, officers and employees of Old Line Bancshares may solicit proxies personally or by telephone, facsimile, or electronic mail. Old Line Bancshares will not specifically compensate these persons for soliciting such proxies, but may reimburse them for reasonable out-of-pocket expenses, if any.

Old Line Bancshares will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Old Line Bancshares will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of the common stock of Old Line Bancshares and obtaining their proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 29, 2019

The proxy statement for the Annual Meeting and our annual report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

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OUTSTANDING SHARES AND VOTING RIGHTS

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 8, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 17,051,569 shares of common stock, $0.01 par value per share, each of which is entitled to one vote on each matter submitted to the stockholders at the Annual Meeting.

Quorum; Vote Required; Abstentions and Broker Non-Votes

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting (or 8,525,785 shares of Old Line Bancshares common stock) will be necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under Maryland law, abstentions and broker non-votes, as defined below (as long as there is one routine matter to be voted on at the Annual Meeting, as discussed further below), are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting is required to elect the director nominees. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Assuming a quorum is present, the affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Dixon Hughes Goodman LLP. Abstentions are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

Assuming a quorum is present, the affirmative vote of at least a majority of all votes cast at the Annual Meeting is required for the approval of the non-binding resolution to approve the compensation of our named executive officers. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

With respect to the proposal to vote on the frequency of the advisory stockholder vote to approve the compensation of our named executive officers, assuming a quorum is present, the option of every year, every two years, or every three years that receives a majority of the votes cast at the Annual Meeting will be the frequency that has been recommended by stockholders. Because this vote is advisory and non-binding, however, if none of the frequency options receive a majority of the votes cast, we will consider the option receiving the greatest number of votes to be the frequency recommended by the Company’s stockholders. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

Shares Held in Street Name

If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted but only by certain record holders and only with respect to certain matters. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items, but not on non-routine proposals. In the case of non-routine or contested items for which instructions have not been provided, the institution holding street name shares cannot vote those shares. A broker “non-vote” occurs when we receive a proxy from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. If your shares are held of record by a person or institution other than a broker, however, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

The proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record signs and returns a proxy card on your behalf, but does not indicate how the common stock should be voted, the common stock represented on the proxy card will be voted FOR ratification of the appointment of Dixon Hughes Goodman LLP as our independent public accounting firm for 2019. The election of directors, the non-binding advisory vote to approve the compensation of our named executive officers, and the non-binding advisory vote with respect to how often the vote to approve the compensation of our named executive officers will be held are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Annual Meeting with respect to these proposals. If you hold your shares in street name in a stock brokerage account, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on the election of directors and the non-binding advisory votes on our named executive officer compensation and how often such vote should be held. If your shares are held in street name by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any matter at the Annual Meeting, unless your shares are held of record by a bank or other nominee and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

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Your vote is important. Accordingly, please sign and return your bank’s, broker’s, or other nominee’s instructions.

Please note that you may not vote shares held in street name by returning a proxy card directly to Old Line Bancshares or by voting in person at the meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, or other nominee.

Voting of Proxies

Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares via Internet, telephone, or mail as outlined below. You will need information from your proxy card to submit your proxy to vote your shares by Internet or telephone.

•	By Internet: Go to www.proxyvote.com and follow the instructions.
•	By Telephone: Call 1-800-690-6903 and follow the voice mail prompts.
•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions), except that shares held by brokers for which voting instructions were not received by the beneficial owners will only be voted with respect to ratification of our independent public accountants:

•	FOR the nominees for director named below.
•	FOR ratification of the appointment of Dixon Hughes Goodman LLP as independent public accountants for 2019.
•	FOR the non-binding advisory resolution approving the compensation of our named executive officers.
•	To hold the non-binding advisory vote to approve the compensation of our named executive officers EVERY YEAR.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WE EXPECT THAT OLD LINE BANCSHARES’ DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED, FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP, FOR THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND TO HOLD THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

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OWNERSHIP OF OLD LINE BANCSHARES COMMON STOCK

The following tables set forth, as of the Record Date, information with respect to the beneficial ownership of Old Line Bancshares’ common stock by each of its directors, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that Old Line Bancshares believes owns in excess of 5% of the outstanding common stock. Unless otherwise noted below, Old Line Bancshares believes that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.

DIRECTORS & EXECUTIVE OFFICERS
Name of Beneficial Owner	Number of Shares Owned	Shares Owned Pursuant to Options(1)	Total Number of Shares Beneficially Owned (2)	Percent of Class Owned(3)

Steven D. Breeden	40,059	-	40,059	0.23%
Craig E. Clark(4)	200,777	2,400	203,177	1.19%
James Clifford	15,598	-	15,598	0.09%
James W. Cornelsen(5)	240,692	134,553	375,245	2.20%
Stephen Deadrick	30,475	-	30,475	0.18%
James F. Dent	61,362	6,300	67,662	0.40%
Andre' J. Gingles	57,448	1,200	58,648	0.34%
Thomas H. Graham	34,693	3,600	38,293	0.22%
Rosie Allen-Herring	952	-	952	0.01%
Eric D. Hovde (6)	904,211	-	904,211	5.30%
Elise Hubbard	6,641	-	6,641	0.04%
Gail D. Manuel(7)	54,299	-	54,299	0.32%
M. John Miller	7,454	9,097	16,551	0.10%
Gregory S. Proctor, Jr.(8)	50,265	6,300	56,565	0.33%
Jeffrey A. Rivest	33,788	4,800	38,588	0.23%
Mark A. Semanie	19,222	17,803	37,025	0.22%
Suhas R. Shah(9)	45,384	6,300	51,684	0.30%
John M. Suit, II(10)	79,353	6,300	85,653	0.50%
Jack Welborn	25,794	-	25,794	0.15%
All directors & executive officers as a group (19 people)	1,908,467	198,653	2,107,120	12.36%

(1)	Indicates number of shares underlying options exercisable within 60 days of the Record Date.
(2)	The total number of shares beneficially owned includes shares of common stock owned by the named persons as of the Record Date and shares of common stock subject to options held by the named persons that are exercisable as of, or within 60 days of, the Record Date.
(3)	The shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(4)	Includes 140,004 shares of common stock held jointly with his spouse. Does not include 17,256 shares of common stock an individual retirement account owns for the benefit of his spouse and 1,334 shares of common stock his spouse owns individually. Mr. Clark disclaims beneficial ownership in such shares.
(5)	Includes 12,122 shares of common stock held jointly with his spouse.
(6)	Includes 904,211 shares of common stock owned by H Bancorp.
(7)	Includes 15,215 shares of common stock owned jointly with her spouse and 6,424 shares of common stock Trinity Memorial Gardens owns. Ms. Manuel is the owner and a director of Trinity Memorial Gardens.
(8)	Includes 3,642 shares of common stock held jointly with his spouse.
(9)	Includes 15,922 shares of common stock held jointly with his spouse and 10,000 shares of commons stock owned by the Shah Family Trust.
(10)	Includes 32,744 shares of common stock owned by the John M. Suit II Revocable Trust and 37,543 shares of common stock owned by the Joan Marie Suit Revocable Trust. Mr. Suit is trustee and beneficiary of these trusts.

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OTHERS WITH OWNERSHIP IN EXCESS OF 5%

Name of Beneficial Owner and Addresses of 5% Owners	Number of Shares Owned	Percent of Class Owned

RMB Capital Holdings, LLC (1)	1,203,307	7.06%
115 S. LaSalle Street
34th Floor
Chicago, IL 60603

Ann O. Harnett	1,052,837	6.17%
400 Batts Neck Plantation
Stevensville, MD 21666

H Bancorp, LLC (2)	904,211	5.30%
2050 Main Street
Irvine, CA 92614

BlackRock Inc (3)	886,860	5.20%
55 East 52nd Street
New York, NY 10055

(1)	RMB Capital Holdings, LLC, a Delaware limited liability company, and RMB Capital Management, LLC, a Delaware limited liability company, jointly reported in a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2019, that they have shared voting and investment power of 1,203,307 shares of common stock, including (i) 27,851 shares of common stock over which Iron Road Capital Partners, LLC, has shared voting and investment power, (ii) 537,483 shares of common stock over which RMB Mendon Managers, LLC, has shared voting and investment power, and (iii) 637,973 shares of common stock over which Mendon Capital Advisors Corp. has shared voting and investment power.
(2)	H Bancorp, a Delaware limited liability company, has 904,211 shares of common stock, as confirmed through the company, over which it has sole voting and dispositive power as reported in a 13D filed with the SEC on July 9, 2018.
(3)	BlackRock, Inc., a Delaware corporation, reported in a Schedule 13G filed with the SEC on February 8, 2019, that it has sole voting power over 862,967 shares of common stock and sole investment power of 886,860 shares of common stock.

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PROPOSAL I

ELECTION OF DIRECTORS

The Board of Directors currently has 15 directors, divided into three classes – Class A, Class B and Class C. The directors in each class are elected to serve for a three-year term and until their respective successors are duly elected and qualified.

The Board of Directors is recommending the election of Steven K. Breeden, James R. Clifford, Sr., James W. Cornelsen, James F. Dent, Thomas H. Graham and Jeffrey A. Rivest, as Class A directors for a term ending at the 2022 annual meeting of stockholders. Additionally, the Board of Directors is recommending the election of Rosie Allen-Herring as a Class C director for a term ending at the 2021 annual meeting of stockholders.

Each of the nominees is currently a director of Old Line Bancshares and each nominee has consented to serve as a director, if elected.

The directors whose terms will not expire at the Annual Meeting will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

A plurality of the shares cast at the Annual Meeting is necessary in order for each director nominee to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

Information regarding the nominees and the directors who will continue to serve unexpired terms following the Annual Meeting is set forth below.

The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

Nominees for election to the Board of Directors for a three-year term expiring in 2022:

Steven K. Breeden, 60, has served as a director of Old Line Bancshares and Old Line Bank since April 13, 2018. Prior to that he had served as a director of Bay Bancorp, Inc. since 1995 and of its wholly-owned subsidiary, Bay Bank, from April 2013 until April 13, 2018, when they merged into Old Line Bancshares and Old Line Bank, respectively. He had also served as a director of Carrollton Bancorp from 1995 and of its wholly-owned subsidiary, Carrollton Bank, from 1994, until their acquisition by Bay Bancorp and Bay Bank, respectively, in April 2013. Mr. Breeden is a principal in Security Development Corporation, a diversified real estate development company located in Howard County, Maryland. Mr. Breeden has been with Security Development since 1980, where his work has involved financial analysis of commercial and residential real estate projects, economic modeling and daily project monitoring. He is responsible for the company’s banking relationships. Mr. Breeden is a past President of the Maryland Building Industry Association and remains active in the organization. He currently serves as a Trustee of the McDonogh School in Owings Mills, Maryland. Mr. Breeden holds a master’s degree in finance from Loyola University and a B.S. in economics and business from Carnegie Mellon University. Mr. Breeden currently serves on the Loan Committee of the Board of Directors of Old Line Bank.

The Board of Directors believes that Mr. Breeden’s qualifications for serving as a director include his knowledge of the banking industry, as well as the former Bay Bank’s business and operations, as a result of his years of service as a director of Bay Bancorp and Bay Bank and his extensive understanding of the local real estate industry and market involvement gained from his more than 30 years of experience in most aspects of real estate development, with a concentration in complex financing, of residential and commercial projects throughout the Baltimore area.

James R. Clifford, Sr., 67, has been a director of Old Line Bancshares and Old Line Bank since July 28, 2017. Mr. Clifford is a land use attorney focusing on development and commercial projects in Montgomery County, Maryland.  In this regard, he advises property owners regarding the development potential of their individual property and property assemblages, the possibility of preservation easements, estate planning and contract negotiations relating to property sales.  He has been a partner in the law firm of Clifford Debelius Boynton & Hyatt in Gaithersburg, Maryland, since 1983, including 15 years as outside counsel for Union Home Loan. He served as a director of DCB Bancshares, Inc. and its wholly-owned subsidiary, Damascus Community Bank, from 2007 until July 28, 2017, when they merged into Old Line Bancshares and Old Line Bank, respectively. Mr. Clifford is also a part-time farmer in Montgomery County and previously served for six years on the Montgomery County Agricultural Advisory Committee and is the former Chairman of the Real Property Review Board for Montgomery County.  He is also a former Board Member and District Chair of the National Capital Area Council Boy Scouts of America, former Scout Master and former Eagle Advisor for local Boy Scout Troop 1094 in Darnestown, Maryland.

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The Board of Directors of Old Line Bancshares believes that Mr. Clifford’s qualifications to serve on the Boards of Directors of Old Line Bancshares and Old Line Bank include his mortgage lending knowledge as a result of his experience as outside counsel to Union Home Loan, and his knowledge of the local real estate market and his business and social contacts in Montgomery County, into which Old Line Bank has been expanding, resulting from his more than 30 years’ experience as a land use attorney in the County and his community involvement.  In addition, the Board believes that Mr. Clifford’s ten-year tenure as a director of the former Damascus Community Bank and the former DCB Bancshares affords the Board valuable insight regarding the former business and operations of Damascus Community Bank and DCB Bancshares.

James W. Cornelsen, 64, is the President and Chief Executive Officer of Old Line Bancshares and Old Line Bank.  He joined Old Line Bank as President and Chief Executive Officer and became a member of its Board of Directors in 1994.  He has been a member of the Board of Directors of Old Line Bancshares since its incorporation in April 2003, and currently serves as Chairman of the Loan Committee and the Asset and Liability Committee.  He has over 40 years of commercial banking experience. Prior to joining Old Line Bank, he served in many capacities during his 15 years with Citizens Bank of Maryland.

Mr. Cornelsen serves on the Board of Directors of the Maryland Bankers Association, Atlantic Community Bankers Bank, the Maryland Chamber of Commerce, The Greater Washington Board of Trade, United Way of the National Capital Area, Junior Achievement of Greater Washington, The Foundation Schools, Maryland Humanities Council, Maryland Theatre for the Performing Arts, Greater Prince George’s Business Roundtable, and FIS Global CEO Strategic Planning Advisory Council.

In addition, Mr. Cornelsen previously served as the Chairman of the Board of Directors of the Prince George’s County Chamber of Commerce and as the Chairman of the Board of Trustees of St. Mary’s Ryken High School. He has also served on the American Bankers Association Community Bankers Council, the American Bankers Association Administrative Committee, and the American Bankers Association Board of Directors for The Fund for Economic Growth.

The Board of Directors believes that Mr. Cornelsen’s qualifications to serve on the Board and as President and Chief Executive Officer of Old Line Bancshares include his many years of banking experience and proven leadership in the success of these companies combined with his leadership as Chair of the Loan and Asset and Liability Committees.

James F. Dent, 82, is a founding member of Old Line Bank and has served as a member of the Board of Directors since 1988. He also served as a member of the Board of Directors of Old Line Bancshares since its 2003 incorporation. Mr. Dent was a successful businessman, owning and operating an award-winning State Farm Insurance Agency from 1961 until his retirement in 2006. Additionally, he served on the boards of, and led, various non-profit, charitable, and service organizations, chaired the Charles County Economic Development Commission, was president of the Maryland Association of Counties, was appointed to lead other county and state commissions/committees, and served as county commissioner for Charles County for eight years. Mr. Dent currently serves on the Loan and Compensation Committees. The Board of Directors believes that Mr. Dent’s more than 50 years’ successful experience in the insurance industry in our market area, his active involvement in the founding and continued oversight of Old Line Bank, and his extensive experience providing community leadership uniquely qualify him for his membership on the Board of Directors of Old Line Bancshares and Old Line Bank.

Thomas H. Graham, 59, is the principal of T.H. Graham & Associates, LLC., a strategic consulting firm that focuses primarily on Energy, Cybersecurity, Environmental, Government Affairs, Supplier Diversity and Workforce Development solutions, a position he has held since its formation in 2016. He retired from Pepco Holdings, Inc. (“PHI”) in June 2016. During his 30-year career at PHI, Mr. Graham held several positions including: President, Pepco region; Regional Vice President; Manager Strategic Accounts (large commercial engineering design and construction); and Manager Billing Services & Investigations.  His career at PHI concluded on the Executive Leadership Team as Vice President People Strategy and Human Resources. Mr. Graham currently serves as a director for Prince George’s County Economic Development Corporation, Greater Prince George’s Business Roundtable, Excellence in Education Foundation, and Green Branch Foundation (Chairman). Mr. Graham has also served as the chairman of the Center for Energy Workforce Development and the Maryland Chamber of Commerce. Other affiliations include Leadership Maryland, Leadership Montgomery, American Association of Blacks in Energy (D.C. Chapter President), Brothers for a Cause, and Leadership Prince George’s. Mr. Graham has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since November 2013. The Board of Directors believes that his qualifications to serve as a Director of Old Line Bank and Old Line Bancshares include his exceptional leadership and management expertise and his business affiliations in our market area. He is currently a member of the Asset and Liability Committee and the Risk Committee.

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Jeffrey A. Rivest, 66, served as President and Chief Executive Officer of the University of Maryland Medical Center from 2004 through his retirement in August 2015. In this position he was responsible for all aspects of organizational strategy and operations for a 750-bed academic medical center with approximately 7,000 employees. From 1988 through 2004, he held several positions at The Children’s Hospital of Philadelphia, starting with Senior Vice President for Clinical and Ambulatory Service, moving on to Executive Vice President and Chief Operating Officer and finishing his time there as Executive Vice President and Chief Operating Officer. Mr. Rivest has previously served on multiple boards including of the Maryland Medicine Comprehensive Insurance Program, the University of Maryland Medical Center, the University Specialty Hospital, the University of Maryland College Park Foundation, the Horizon Foundation, the Maryland Highway Safety Foundation, and United Way of Central Maryland, as well as on the Maryland Hospital Association Executive Committee of the Board of Trustees. Mr. Rivest currently serves as a board member for the University of Maryland School of Public Health, and the University of Maryland Alumni Association. Mr. Rivest has served as a director of Old Line Bancshares and Old Line Bank since 2012 and currently serves on the Old Line Bank/Old Line Bancshares Corporate Governance Committee, Risk Committee, Audit Committee and Compensation Committee. He also previously served on the Asset and Liability Committee. The Board of Directors believes that Mr. Rivest’s qualifications to serve on the Board center on his extensive management and strategic organizational experience. With local roots and numerous affiliations in the business community, Mr. Rivest provides invaluable business development opportunities to our organization.

Nominee for election to the Board of Directors for the remainder of a three-year term expiring in 2021:

Rosie Allen-Herring, 52, was elected to the Board by the Board of Directors effective June 27, 2018. She currently serves as the President and Chief Executive officer of United Way of the National Capital Area, positions she has held since 2013. She formerly served as the Managing Director of the Community Investment and Engagement Division at Fannie Mae 21 years. In that role, she led Fannie Mae’s corporate philanthropic strategy and oversaw the organization’s social responsibility investments and employee engagement efforts nationwide. Prior to that she served as the National Regulatory Compliance Manager, Housing & Community Development at Fannie Mae. Ms. Herring also holds key leadership roles with several business and civic organizations, including serving on: the Board of Directors of the Greater Washington Board of Trade, MedStar Health, Inc., District of Columbia Chamber of Commerce, Washington Area Women’s Foundation, and Girl Scouts Nation’s Capital; and the Board of Trustees at A.T. Still University, Prince George’s Community College Foundation, and several additional organizations. She also served as a member of Washington, D.C.’s exploratory committee for the 2024 Olympic games.

Ms. Herring has been honored by many organizations, including through receipt of the Prince George’s Community College Foundations’ partnership Award in 2016, the Washington Business Journal’s Power 100 Top Business Leaders in 2017, 2015, 2014 and 2013, the Washington Business Journal Minority Business Leader in 2015, the Hope Awardee for Calvary Women’s Shelter in 2015, the Brava Top CEO Award in 2014, Washingtonian Magazine’s Most Powerful Women in 2015 and 2013, and the Washington Business Journal’s Women Who Mean Business Award in 2011.

The Board of Directors believes that Ms. Herring’s extensive involvement in community-based organizations, her excellent reputation in the Washington, D.C. area, and her wealth of community ties in our market area will greatly enhance our business development efforts and qualifies her to serve on the Board of Directors of Old Line Bancshares and Old Line Bank

Continuing Directors

The directors whose terms are not expiring at the Annual Meeting are as follows:

Term Expiring at the 2020 Annual Meeting

Craig E. Clark, 77, retired in 2006 as President of Waldorf Carpets, Inc., a wholesale and retail flooring company, which he established in 1969. Mr. Clark is a founder of Old Line Bank. He has served as Chairman of the Board of Directors of Old Line Bank since 1994 and of Old Line Bancshares since its incorporation in 2003 and has served as a member of the Board of Directors of Old Line Bank since 1988. Mr. Clark is a member of each of the Board of Directors’ committees with the exception of the Loan Committee and Risk Committee. The Board of Directors of Old Line Bancshares believes that Mr. Clark’s experience managing and operating his own business, his affiliations within the local community and his active involvement in the founding and oversight of Old Line Bank uniquely qualify him to be Chairman and a member of the Board of Directors. Mr. Clark demonstrates his commitment through his involvement in all levels of Board governance. He additionally lends his expertise and experience to a myriad of special projects, including but not limited to business development, branch expansion, and overall asset growth.

Stephen J. Deadrick, CLU, CIC, 65, has been a director of Old Line Bancshares and Old Line Bank since July 28, 2017. He has owned Day, Deadrick, & Marshall, Inc., an independent insurance agency that employs 20 people in Beltsville, Maryland, since 1991. Mr. Deadrick has worked in the insurance industry as an independent agent for 40 years. He also owns DDM Real Estate Ventures, LLC. Mr. Deadrick previously served as a director of DCB Bancshares and Damascus Community Bank from 1999, including as Chairman of the Board of DCB Bancshares beginning in 2016 and Damascus Community Bank beginning in 2015, and continued to serve in these positions until July 28, 2017, when they merged into Old Line Bancshares and Old Line Bank, respectively.

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The Board of Directors believes that Mr. Deadrick’s qualifications to serve on the Board of Directors of Old Line Bancshares and Old Line Bank include his extensive knowledge of the former Damascus Community Bank’s history, business and operations, as well as the risks facing the financial institutions industry, as a result of his long tenure as a director of the former Damascus Community Bank.

Gail D. Manuel, 63, is the owner and a Director of Trinity Memorial Gardens and Mausoleum and Friendship Pet Memorial Park in Waldorf, Maryland. She is a past member of the Board of Directors of the Charles County Chamber of Commerce, a member of the Charles County Planning Commission and a past President of Charles County Zonta Club. The International Cemetery, Cremations & Funeral Association presented Ms. Manuel with the prestigious “KIP” (Keeping It Personal) award for Best Business and Consumer Practices in the death care industry. She has been a member of the Board of Directors of Old Line Bank since 1992 and Old Line Bancshares since its incorporation in 2003. Ms. Manuel serves on the Risk and Compensation Committees. The Board of Directors of Old Line Bancshares believes that Ms. Manual’s qualifications for serving on the Board of Directors of Old Line Bancshares and Old Line Bank include her many years of active involvement with the Boards of Directors, her experience owning and operating a small business in our market area, and her long-standing affiliations with the local business community.

Gregory S. Proctor Jr., 55, is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland-registered lobbying and consulting firm, which he established in 1995. He has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2004. He currently serves on the Loan, Compensation, and Corporate Governance Committees. The Board of Directors believes that his qualifications to serve as a director of Old Line Bancshares and Old Line Bank include his legislative knowledge, his management and consulting skills, and his business affiliations in our market area.

Suhas R. Shah, CPA, 64, has been a principal and member of Source One Business Services, LLC and a principal and shareholder of Regan Schickner Shah Harper LLC since 1986.  Source One Business Services, LLC, provides cash flow and budgeting analysis, computer consulting and tax planning and preparation for corporations, partnerships, individuals, estates and trusts, as well as litigation support, financial forecasts, merger and acquisitions and advisory services to a variety of clients. Regan Schickner Shah Harper LLC, is a certified public accounting firm that provides audit and review services to business enterprises.  Mr. Shah has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2006.  He currently serves on the Asset and Liability Committee and Risk Committee and as Chair of the Audit Committee.  The Board of Directors believes that Mr. Shah’s qualifications for these positions and for his service on the Board includes his educational background, his extensive experience with public and financial accounting matters, his financial expertise, his accounting certification, and his affiliations with the business community in our market area.

Term Expiring at the 2021 Annual Meeting

Eric D. Hovde, 54, became a director of Old Line Bancshares on April 13, 2018. He is an active entrepreneur who has started and managed numerous business enterprises. Mr. Hovde is the Chairman and Chief Executive Officer of H Bancorp LLC, a $1.8 billion private bank holding company with banking operations on both the east and the west coasts of the United States. Additionally, Mr. Hovde serves as Chief Executive Officer and co-owner of Hovde Properties, LLC, a real estate development and management company where he oversees management of the company and all large development projects. Mr. Hovde also founded and previously managed Hovde Financial, an investment banking company, and Hovde Capital, an asset management company. Throughout his career he has also served as a director on numerous bank boards and has served as the Chief Executive Officer of Sunwest Bank in Orange County, California since 2016. Additionally, Mr. Hovde is a significant stockholder and, since 2006, has served as a board member of ePlus, Inc., a leading value-added reseller and lessor of technology products and services. He earned his degrees in Economics and International Relations at the University of Wisconsin.  Mr. Hovde served as a director of Bay Bancorp and Bay Bank from September 2013 until April 13, 2018, when they merged into Old Line Bancshares and Old Line Bank, respectively.

The Board of Directors believes that Mr. Hovde’s qualifications for serving as a director include his experience and background managing diverse financial organizations and serving on the boards of diverse organizations. In addition, as the founder of Hovde Financial, an investment banking firm focused on mergers and acquisitions, the Board believes that Mr. Hovde has provided and will continue to provide valuable insight to Old Line Bancshares with his knowledge and experience in that area.

Andre' J. Gingles, 61, has been the owner of Gingles, LLC, a law firm now located in Laurel, Maryland, since 2003. Mr. Gingles’ practice concentrates on large mixed-use projects involving land use, zoning, and government relations. He has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since 2011. Mr. Gingles is an accomplished and effective senior executive with extensive management and leadership experience in the public and private sectors. Mr. Gingles has served in the Prince George’s County Government in multiple capacities and provides counsel to several metropolitan real estate development companies on a variety of business and land use issues. He holds a bachelor’s degree from Howard University, Washington, D.C. and a Juris Doctor degree from Southern University Law Center, Baton Rouge, LA. He holds membership in a number of professional and community organizations including serving as Chairman of the Foundation Schools and Past Chairman of Trial Courts Judicial Nominating Commission for District 13, Prince Georges County, Maryland. The Board of Directors believes that Mr. Gingles’ extensive knowledge of Old Line Bank’s market areas and familiarity with businesses located in those areas provides significant assistance to Old Line Bank in achieving business development goals and market growth. Currently, he is a member of the Asset and Liability and Corporate Governance Committees. His experience working with local government and his extensive legal background provide additional insight to the Board with regard to future planning and strategic development.

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John M. Suit, II, 74, served as Senior Vice President for Branch Banking and Trust (BB&T) from 2003 through his retirement in 2006. From 1996 until 2003, Mr. Suit served as Chairman of the Board of Farmers Bank of Maryland. Mr. Suit also served as President, CEO and Director of Farmers National Bancorp and Farmers National Bank of Maryland from 1989 to 1996. Mr. Suit has served on the Board of Directors of Old Line Bancshares and Old Line Bank since 2007. He currently serves on the Audit, Corporate Governance, Loan, and Compensation Committees. The Board of Directors believes that his qualifications for these positions, including his service as a director, include his financial expertise resulting from his prior Chairman and executive officer positions and his leadership in the banking industry.

The Board of Directors has determined that directors Steven K. Breeden, Craig E. Clark, James R. Clifford, Stephen J. Deadrick, James F. Dent, Andre´ J. Gingles, Thomas H. Graham, Rosie Allen-Herring, Eric D. Hovde, Gail D. Manuel, Gregory S. Proctor, Jr., Jeffery A. Rivest, Suhas R. Shah and John M. Suit, II, are “independent” as defined under the applicable rules and listing standards of the Nasdaq Stock Market LLC.

Director Selection Process

The Corporate Governance Committee selects nominees for director and considers a variety of factors to ensure diversity and that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skill, industry knowledge and experience, financial expertise, local or community ties, and minimum individual qualifications. As set forth in our corporate governance guidelines, in order for a candidate to be nominated for election as a director, he or she must, at a minimum, be “financially literate,” as required by the Board in its judgment, be familiar with Old Line Bancshares’ business and industry, possess mature judgment, high moral character, and independence of thought, as well as a reputation for integrity, the ability to work collegially, and the highest personal and professional ethics.

The Board of Directors also conducts an annual self-assessment, which is initiated by the Corporate Governance Committee. At a meeting of the full Board of Directors, the Corporate Governance Committee presents the results of this review to the Board and recommends individuals for re-election to the Board of Directors and any new individuals for nomination who may enhance the diversity of the Board of Directors.

Board Leadership Structure

Craig E. Clark has served as Chairman of the Board of Directors of Old Line Bank since 1994 and of Old Line Bancshares since its incorporation in 2003. He has served as a member of the Board of Directors of Old Line Bank since its inception in 1988.

The Chairman of the Board of Directors organizes the work of the Board and ensures that it has access to sufficient information to enable it to carry out its functions. Those functions include monitoring our performance and the performance of management. The Chairman is also responsible for presiding over all meetings of the Board of Directors and stockholders, oversight of the distribution of information to Directors, appointment of committee members and the chairs of those committees as well as the oversight and strategic planning for Old Line Bancshares and Old Line Bank.

The Board of Directors believes that in order to maintain independent oversight of management it is important that the Chairman is not an officer or employee of Old Line Bancshares or Old Line Bank. Independent directors and management provide different perspectives and roles in strategy development. The Chief Executive Officer sits on the Board of Directors to facilitate the dissemination of information and understanding between the Board of Directors and management but does not hinder the Board’s overall independence. Although the Board of Directors has not adopted a formal policy in this regard, the Chairman of the Board of Directors has been an independent director since the inception of Old Line Bancshares.

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BOARD MEETINGS AND COMMITTEES

Old Line Bancshares’ Board of Directors meets for regular meetings each month (usually the fourth Wednesday of each month), except during August, and convenes additional special meetings as circumstances may require. The Board of Directors of Old Line Bancshares and Old Line Bank met 11 times during 2018. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Old Line Bancshares and Old Line Bank of which he or she was a member during 2018.

The Board of Directors of Old Line Bancshares has standing Audit, Corporate Governance, Compensation, and Strategic Opportunities Committees. Old Line Bank also has a number of standing committees, including the Asset and Liability Committee, Risk Committee, Audit Committee, Compensation Committee, Loan Committee, and Corporate Governance Committee. The members of Old Line Bancshares’ and Old Line Bank’s Audit, Compensation, and Corporate Governance Committees are the same, and these committees typically hold joint meetings.

Old Line Bancshares’ policy provides that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Old Line Bancshares’ stockholders. Thirteen of our then-current 15 members of the Board of Directors of Old Line Bancshares attended the 2018 annual meeting (Mr. Hovde and Mr. Lucente did not attend).

Oversight of Risk Management

The Board of Directors has an active role in overseeing and monitoring Old Line Bancshares’ risk management processes. The Board of Directors regularly reviews information regarding our asset quality, securities portfolio, capital, liquidity, compensation, financial reporting, strategic plan, products, security and operations. The Board of Directors oversees the risk management process through correlated committee processes and through Board management and/or participation in these committees. In 2015, the Board established the Old Line Bancshares Risk Committee to assist with this oversight, as further discussed below. The Compensation Committee is responsible for overseeing the management of risks related to our executive and non-executive compensation plans. The Audit Committee has responsibility for oversight of financial reporting, information technology, security, and regulatory risks. The Corporate Governance Committee manages risk associated with the Board of Directors, including independence and competence of the directors. The Asset and Liability Committee, which consists of directors and one senior officer of Old Line Bank (who is a non-voting member), is responsible for oversight of the management of risks associated with our policies and procedures related to financial management, interest rate sensitivity, liquidity, investment, and capital. The Loan Committee is responsible for management of risk associated with loans and reviews loans as set forth in Old Line Bank’s loan policy. The purpose of the Strategic Opportunities Committee is to review and assess, and to assist the Company’s Board of Directors in reviewing and assessing, potential mergers and acquisitions.

The first level of risk management begins with internal business units with the support of Management’s Enterprise Risk Oversight Committee (“EROC”), which is facilitated by our Chief Risk Officer. Committee membership consists of members of senior management, and their responsibilities include risk management oversight, measurement, monitoring, and reporting. The Chief Risk Officer has direct access to the Board Risk Committee and communicates EROC’s analysis of risks across various lines of business with a goal toward identifying and mitigating or eliminating identified risks.

Old Line Bancshares has also contracted with outside vendors to conduct internal audits. These firms, working in coordination with the Chief Risk Officer, report to the Chairman of the Audit Committee. On an annual basis, or more frequently if required, the Audit Committee approves a schedule of internal reviews and audits for the firm to complete. The findings from their reviews and audits are reported to the Audit Committee. The Chair of the Audit Committee makes a full report of each finding to the full Board of Directors.

The Board of Directors does not believe that the administration of its risk oversight function has had any effect on its leadership structure as described above.

Risk Committee

Old Line Bancshares’ Risk Committee members are Jeffrey A. Rivest, Stephen J. Deadrick, Thomas H. Graham, Eric D. Hovde, Gail D. Manuel, and Suhas R. Shah. The Risk Committee was established to document, review and approve the enterprise-wide risk management practices of Old Line Bancshares and Old Line Bank and assist the Board of Directors in fulfilling their responsibility to oversee the Company’s risk management. The Committee held four meetings in 2018. The Committee’s responsibilities include: (i) monitoring and advising the Board of Directors regarding the Company’s risk exposures, such as credit, market, liquidity, operational, compliance, legal, strategic, and reputational risks; (ii) establishing a level of risk tolerance, evaluating and monitoring the adequacy and effectiveness of the Company’s risk management framework to ensure strategic plans and business operations are commensurate with the established risk tolerance and appropriately identifying, monitoring and controlling risk; (iii) monitoring the work of the EROC; (iv) reviewing, approving and monitoring the Company’s risks, risk appetite and supporting risk tolerance levels; and (v) reviewing reports from the EROC and management to ensure that risks are managed within the approved risk tolerances. While the Risk Committee maintains responsibility for all areas of risk, it may delegate direct oversight of specific areas of risk to other Board committees as it deems appropriate. To minimize the duplication of time and effort, the Risk Committee may defer to those other committees with respect to such specific matters, but it will consult with, and may request reports or information from, those other committees in order to ensure that such matters are adequately addressed as part of the Company’s enterprise-wide risk management framework.

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Asset and Liability Committee

Old Line Bancshares’ Asset and Liability Committee members are James W. Cornelsen, Craig E. Clark, Andre´ J. Gingles, Thomas H. Graham, Rosie Allen-Herring, Suhas R. Shah, and Elise Hubbard. The Asset and Liability Committee held four meetings in 2018. The committee’s responsibilities include: (i) monitoring actual financial performance compared with established guidelines and plans, identifying causes for variances, and determining the actions needed to change performance; (ii) determining liquidity requirements and monitoring the sources and uses of liquidity, including the status of contingency plans; (iii) monitoring Old Line Bank’s exposure to potential interest rate changes and determining strategies to minimize the risk of loss; (iv) reviewing and revising as necessary the near-term forecast for sources and uses of funds and the pricing on these funds; and (v) managing and maintaining, in a manner consistent with the goals of the Board of Directors, capital adequacy, asset and investment quality, earnings at the maximum level possible within the constraints of prudent banking and the reasonable requirements of customers and the community, growth that is sound, profitable, and balanced without sacrificing quality of service, and ensuring compliance with applicable laws and banking regulations.

Audit Committee

Old Line Bancshares’ Audit Committee members are Craig E. Clark, James R. Clifford, Jeffrey A. Rivest, John M. Suit, II, and Suhas R. Shah. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market LLC and SEC rules and regulations. In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Old Line Bancshares’ consolidated balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Shah is an “audit committee financial expert” as the rules and regulations of the SEC define that term.

The Audit Committee of Old Line Bancshares and Old Line Bank held four meetings in 2018. The Audit Committee’s primary responsibilities are to assist the Board by monitoring: (i) the integrity of the financial statements of Old Line Bancshares; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Old Line Bancshares’ and its subsidiaries’ internal audit function and independent auditors; (iv) Old Line Bancshares’ system of internal controls; (v) Old Line Bancshares’ financial reporting and system of disclosure controls; and (vi) Old Line Bancshares’ compliance with legal and regulatory requirements.

In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Old Line Bancshares’ accounting and auditing matters. Pursuant to procedures adopted by Old Line Bancshares, any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

The Audit Committee has a written charter, a copy of which is available in the investor relations section of Old Line Bank’s website at www.oldlinebank.com.

Corporate Governance Committee

Old Line Bancshares’ Corporate Governance Committee members are John M. Suit, II, Craig E. Clark, Andre´ J. Gingles, Jeffrey A. Rivest, Stephen J. Deadrick, and Gregory S. Proctor, Jr. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market LLC. The Corporate Governance Committee has a written charter, a copy of which is available in the investor relations section of Old Line Bank’s website at www.oldlinebank.com. The Corporate Governance Committee of Old Line Bancshares held three meetings in 2018.

The Corporate Governance Committee reviews and makes recommendations to the Board of Directors as to whether the incumbent directors should be nominated for re-election to the Board and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Corporate Governance Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Corporate Governance Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

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In identifying and evaluating candidates for membership on the Board of Directors, the Corporate Governance Committee takes into account all factors it considers appropriate. These factors may include ensuring that the Board of Directors, as a whole, is diverse, in particular with respect to racial and gender diversity, and consists of individuals with various and relevant career experience, relevant technical skill, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including high moral character, mature judgment, familiarity with our business and industry, independence of thought, and the ability to work collegially. However, the committee retains the right to modify any or all of these factors from time to time.

The Corporate Governance Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Corporate Governance Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Old Line Bancshares, Inc. at 1525 Pointer Ridge Place, Bowie, Maryland 20716. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and other board memberships, for the Corporate Governance Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Corporate Governance Committee will consider recommendations received by a date not later than 120 calendar days before the date the proxy statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Corporate Governance Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

The Corporate Governance Committee identifies potential candidates through various methods, including but not limited to, recommendations from existing directors, customers and employees. One of our current directors recommended to the Corporate Governance Committee that it consider Ms. Allen-Herring as a potential director.

The Corporate Governance Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any nominees for directors, including the individual minimum qualifications set forth above.

Compensation Committee

Old Line Bancshares’ Compensation Committee members are Craig E. Clark, Stephen J. Deadrick, James F. Dent, Gail D. Manuel, Gregory S. Proctor, Jr., Jeffrey A. Rivest, and John M. Suit, II. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market LLC. The Compensation Committee of Old Line Bancshares and Old Line Bank held three meetings in 2018.

The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer. The President and Chief Executive Officer bases his recommendation primarily on our results as outlined in the Incentive Plan Model, as well as his own evaluation of the officer’s performance during the year.  The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members. The Compensation Committee has adopted a written charter, a copy of which is available in the investor relations section of Old Line Bank’s website at www.oldlinebank.com.

In 2018, the Compensation Committee engaged, for the fifth year, Compensation Advisors, a member of Meyer-Chatfield Group, to conduct an executive officer and director compensation review. Those reviews provided information about the performance of our peer banks with respect to return on average assets, asset growth, net interest margin, and non-performing assets and compared Old Line Bank’s performance to the peer banks’ performance. The reviews also provided information on base and bonus compensation for the executive management teams and boards of directors of the peer banks and compared Old Line Bank’s compensation structure to them. The Compensation Committee used these surveys to assist them in determining the appropriate salary levels for the executive officers and directors.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2018, Messrs. Clark, Deadrick, Dent, Proctor, Rivest and Suit and Ms. Manuel served as members of our Compensation Committee. No such person is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

The following table discloses all fees and other payments to each director for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)(3)	Total
	$	$	$	$
Steven K. Breeden	20,200	-	-	20,200
Craig E. Clark	77,600	16,000	-	93,600
James R. Clifford	49,200	16,000	-	65,200
James W. Cornelsen(4)	-	-	-	-
Stephen J. Deadrick	44,500	16,000	-	60,500
James F. Dent	49,900	16,000	-	65,900
Andre Gingles	43,200	16,000	-	59,200
Thomas H. Graham	44,100	16,000	-	60,100
Rosie Allen-Herring	9,800	-	-	9,800
Eric D. Hovde	19,300	-	-	19,300
Frank Lucente(5)	32,600	16,000		48,600
Gail D. Manuel	43,400	16,000	-	59,400
Carla Hargrove McGill(6)	30,600	16,000	-	46,600
Gregory S. Proctor	66,900	16,000	-	82,900
Jeffrey A. Rivest	47,600	16,000	-	63,600
Suhas Shah	45,400	16,000	-	61,400
John M. Suit, II	52,700	16,000	-	68,700
Frank Taylor(7)	21,300	16,000	-	37,300

(1)	We estimated the fair value of the 500 restricted stock awards granted to each non-employee director at $32.00 using the closing stock price on February 21, 2018. There were no unvested Director stock awards outstanding as of December 31, 2018.
(2)	There were no stock option awards granted in the year ended December 31, 2018.
(3)	The aggregate number of vested options outstanding is disclosed in the Security Ownership of Management and Certain Security Holders table. There were no unvested director stock option awards outstanding at December 31, 2018.
(4)	Mr. Cornelsen is an executive officer and is not compensated for his services as a director.
(5)	Mr. Lucente was a director until May 2018.
(6)	Ms. McGill was a director until May 2018.
(7)	Mr. Taylor was a director until May 2018.

Currently and during 2018, each non-employee director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, receives $700 for each attended meeting of the Board of Directors, $300 for each attended meeting of the Loan Committee and $400 for each attended meeting of the Corporate Governance Committee, the Compensation Committee, the Audit Committee, the Risk Committee, the Strategic Opportunities Committee, and the Asset and Liability Committee. The Chairmen of the Corporate Governance Committee, the Compensation Committee, the Risk Committee, and the Audit Committee also receive an additional $300 for each attended meeting of their respective committees. If a director attends any of these meetings via teleconference in lieu of in person, the director receives $200 instead of the regular in-person payment. Each non-employee director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also receives an $8,400 quarterly retainer. During 2018, the Chairman of the Board received an annual retainer of $77,600 and the Vice Chairman received an annual retainer of $55,000 in lieu of attendance fees.

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In September 2012, the Board of Directors adopted a resolution providing directors who retire from the Board with at least seven years of service a payment of $50,000, payable in three annual installments. In February 2018 the Board of Directors adopted a resolution to increase this payment from $50,000 to $75,000, payable in three annual installments.

Old Line Bancshares has paid no cash remuneration, direct or otherwise, to its directors since its incorporation. We expect that unless and until Old Line Bancshares becomes actively involved in additional businesses other than owning all the capital stock of Old Line Bank, it will pay no separate cash compensation to the directors of Old Line Bancshares in addition to that paid to them by Old Line Bank in their capacities as directors of Old Line Bank. However, Old Line Bancshares may determine in the future that such separate cash compensation is appropriate.

In February 2018, Old Line Bancshares granted 500 shares of restricted stock to each non-employee director. The grant had a per-share value of $32.00 on February 21, 2018, the date of the grant. The shares of restricted stock vested on December 31, 2018.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objective of our executive compensation program is to attract, motivate and retain talented executive officers who will contribute to the Company’s overall success. Our executive officers are instrumental to supporting growth and profitability as well as minimizing risk, resulting in the advancement of stockholder interests. The performance of each of our executive officers has a potentially vital impact on our profitability; therefore, we believe the design and administration of our compensation program is of considerable importance.

Executive Compensation Philosophy and Objectives

The Compensation Committee of Old Line Bank (sometimes referred to in this executive compensation discussion as the “Bank”), composed entirely of independent directors, establishes and oversees the policies that create the foundation from which our compensation practices and programs are derived. These compensation programs include base salary, annual incentive plans, long term incentive plans (including equity), benefit packages, and perquisites. Old Line Bank strives to provide compensation packages that are based on the Company’s overall performance, increase in stockholder value and the performance of the individual executive. We assess our executive officers’ performance both objectively and subjectively using both financial measures, as identified in our incentive compensation plan, as well as non-financial goals that include risk mitigation and attainment of strategic objectives. As such, we believe executive compensation should be comprised of both fixed and variable pay.

We establish base salaries for our named executives to be competitive with peer institutions and that are structured to attract top talent. Performance-based cash and equity incentives, both short- and long-term, are variable in nature and are based on specific Bank performance metrics established to drive desired behavior in alignment with stockholder interests and the Bank’s strategic plan. Certain benefits, such as the salary continuation agreements and equity incentives with vesting periods, in addition to providing a benefit, also serve as a mechanism to retain our best talent.

Annually, our Compensation Committee performs a review of our executive officers’ total compensation. This review assists the Committee with determining whether our executive officers are appropriately compensated relative to external benchmarks. The Committee considers the Company’s strategic objectives, individual contributions to Company objectives and our performance in relation to peers. The Committee receives annual input from the Chief Executive Officer regarding the performance of each of the other executive officers. In addition, the Committee evaluates the performance of the Chief Executive Officer in order to make decisions regarding his compensation.

The Committee strives to provide a compensation program that will attract, retain, motivate, and reward our executive officers, which ultimately creates value for our stockholders. To do this, they have established a program that is designed to:

•	Attract, retain, and motivate talented executives critical to the Bank’s success;
•	Provide compensation opportunities that are competitive within our market and industry;
•	Link a portion of total compensation to the achievement of identified goals in a way that rewards higher performance levels;
•	Align executive interests with those of our stockholders by using equity as a component of our incentive program; and
•	Ensure that executives are not encouraged to take, or rewarded for taking, excessive risk.

The Compensation Committee seeks to target executive compensation at levels that the Committee believes to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the Bank's level of annual and long-term performance. In general, for senior management positions of the Bank (including our named executive officers), the Bank will pay base salaries that target the market median (50th percentile) of other banks of our asset size and complexity and that offer similar products and operate in similar markets. Our Annual Incentive Plan and Long Term Incentive Plan are designed to provide cash and equity compensation at the 50th percentile when target performance-based goals are achieved and between the 60th and 75th percentile, or higher based on actual performance, if annual goals are exceeded.

The Compensation Committee of the Board retains the services of Compensation Advisors, a member of Meyer-Chatfield Group, to assist it in performing its various duties. Compensation Advisors advises the Compensation Committee on compensation programs for the named executive officers and senior management of the Bank.

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Identification of Named Executive Officers for 2018

This Compensation Discussion and Analysis provides information about the 2018 compensation for our named executive officers, who include:

•	James W. Cornelsen, President and Chief Executive Officer
•	Jack G. Welborn, Executive Vice President and Chief Lending Officer
•	Mark A. Semanie, Executive Vice President and Chief Operating Officer
•	M. John Miller, Executive Vice President and Chief Credit Officer
•	Elise Hubbard, Executive Vice President and Chief Financial Officer

Compensation Committee and Advisor Independence

The Compensation Committee is composed solely of independent directors and has, under its own authority, engaged its own independent advisors, including a compensation consultant and legal counsel.

Stockholder Advisory Vote on Executive Compensation

We conduct an annual stockholder advisory vote on the compensation of the named executive officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions. In 2018, 98.5% of our stockholders voted in favor of the non-binding advisory proposal to approve the compensation of our named executive officers. The Compensation Committee has made no significant changes to our pay practices; however, it continues to be the Committee’s goal to maintain alignment of our pay practices with the best interests of the Company and its stockholders. We will, therefore, continue to evaluate the appropriateness of the Company’s compensation program and consider stockholder feedback throughout the evaluation process.

Compensation-Related Risk Assessment

We conduct an annual evaluation of our compensation programs, policies and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the Bank.

Change in Control and Termination Arrangements

As further described below, our post-employment compensation arrangements for Messrs. Cornelsen, Semanie, Welborn and Miller and Ms. Hubbard include payments under the salary continuation agreements described below, continued payments for the remaining term of their employment agreements, and immediate vesting of unvested equity awards upon a change of control or, except with respect to Mr. Cornelsen, if they are involuntarily terminated without cause. Mr. Cornelsen is also entitled to receive post-employment payments under his salary continuation agreements and supplemental executive retirement plan. In addition, Mr. Cornelsen is entitled to receive a termination payment equal to 1.99 times his average annual compensation if his employment is terminated (i) involuntarily without cause, (ii) upon his permanent disability, (iii) by him for good reason including a material reduction in his duties or failure to be elected as President and Chief Executive Officer, or (iv) voluntarily by Mr. Cornelsen prior to or within six months following consummation of a change in control of Old Line Bancshares or Old Line Bank. Mr. Cornelsen is additionally entitled to receive a separate non-competition payment equal to his average annual compensation if his employment is terminated for any reason other than cause. This provision was added to his employment agreement upon completion of a 2015 analysis of the impact to the Company should Mr. Cornelsen leave and compete with Old Line Bank in the same geographic region. Were Mr. Cornelsen to have left at that time and taken three senior loan officers with him, the impact on the Company was estimated to have been approximately $7.8 million assuming the movement of 10% of their loan portfolios. This amount would have grown to $19.5 million upon movement of 25% of their loan portfolios.

The Compensation Committee believes that these agreements are necessary to provide a competitive total compensation program to attract and retain the employment of our executive officers who are a party to the agreements.

The Role of the Compensation Committee

The Compensation Committee is responsible for establishing our compensation philosophy and reviews and approves our executive compensation programs, including the specific compensation of our executive officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. Such compensation components include base salary levels, target bonus opportunities, actual bonus payments, equity awards and benefits. The Compensation Committee meets on a regularly-scheduled basis and at other times as needed. To carry out its responsibilities, the Compensation Committee reviews, at least annually, all executive compensation programs. This review helps to ensure that compensation actions are aligned with our compensation philosophy, provide appropriate targets for performance incentives for our executive officers, and are competitive with the market and our peer companies.

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The Compensation Committee believes that alignment of pay and incentives with company performance is instrumental to ensuring a focus on stockholder interests. The Compensation Committee has historically strived to provide compensation opportunities that are competitive with our peer group median, while applying variables based on Old Line Bank’s performance relative to our strategic goals and relative to industry peers. The Compensation Committee believes that above median pay should be provided when Old Line Bank exceeds goals and peer performance. Conversely, median or below median performance should result in average or below average compensation. With this philosophy in mind, the Committee analyzed bank performance, growth, and stockholder value for 2018 and determined that the CEO’s salary should continue to be competitive with the 75th percentile as compared to peers. Items the Committee specifically considered in its analysis included asset growth, total shareholder return, return on assets, and the efficiency ratio. The Committee also considered our success with strategic growth, both through acquisition as well as through organic growth. In addition, the Committee analyzed the potential detriment to the Company’s strategic direction should the CEO resign, which includes the loss of leadership, strategic direction, and his 24 plus years of knowledge of Old Line Bank acquired through his service to the Company and the Bank.

Compensation Consultants

The Compensation Committee, under authority granted by its charter, occasionally utilizes outside consultants, actuaries and attorneys to assist it in developing and implementing our compensation program, including incentive compensation arrangements and the salary continuation agreements and supplemental executive retirement plan.

During 2018, the Compensation Committee continued its engagement of Compensation Advisors, a member of Meyer-Chatfield Group, which conducted an executive officer and director compensation review. Per Committee instruction, Compensation Advisors provides market data, information on compensation trends, and commentary and analysis relating to executive and director compensation. In addition, the Committee requested their assistance with the performance of an updated 280G analysis with regard to potential change in control payments to our CEO. Compensation Advisors also assisted the Committee in its assessment of the compensation peer group and executive compensation benchmarking. Compensation Advisors provided no services to and received no fees from the Company or its affiliates during 2018, other than in connection with its engagement by the Compensation Committee. The amount of fees paid or payable by Old Line Bank to Compensation Advisors in respect to the engagement was $24,000 for 2018. There are no personal or other relationships between Compensation Advisors and any member of the Compensation Committee other than in respect of this engagement. No employee of Compensation Advisors owns any stock of the Company and there is no business or personal relationships between Compensation Advisors and any executive officer of the Company other than in respect to the engagement entered into by the Compensation Committee of the Company. The Committee has concluded that there are no conflicts of interest with regard to its engagement of Compensation Advisors.

The Compensation Committee used a peer group compensation review prepared by Compensation Advisers to analyze compensation levels for our executive officers and members of our Board of Directors, similar to the analysis it has performed in previous years. We strive to continue as a high performing bank, thus the Committee excluded from its review peers that did not meet certain minimum performance levels with regards to return on average assets, asset growth, net interest margin, and non-performing assets as a percentage of total assets. Old Line Bank’s 2018 performance compared favorably to our compensation peer group on key performance metrics. Old Line Bank continues to exhibit strong performance in asset growth rates.

The Role of Management

In addition to input from its compensation consultants, the Compensation Committee also considers input from senior management regarding financial performance in relation to the budget and the attainment of incentive plan metrics. The Chief Operating Officer and Chief Financial Officer, with input from the Chief Executive Officer, are responsible for the development of our annual budget, which is reviewed and approved by the Board of Directors. The Committee also receives information regarding executive officer compensation and benefits from the Director of Human Resources. The Director of Human Resources prepares Compensation Committee and Board meeting materials and performs work as requested by the Compensation Committee, including working with its compensation consultants in preparing peer analyses for the Committee’s consideration.

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The Chief Executive Officer attends Compensation Committee meetings as needed and makes recommendations regarding base salary, bonuses, and other benefits for the other named executive officers.  Although the Committee considers such input, the Compensation Committee has final authority on compensation matters for all named executive officers.

Peer Review and Performance Comparisons

The Compensation Committee regularly reviews information provided by our compensation consultants about executive and director compensation information in our industry for banks located in the Eastern United States in market areas similar to ours. The primary data sources our compensation consultants use to generate this information is information publicly disclosed by a peer group of publicly traded banks (or bank holding companies). The Committee reviews comparative compensation and benefit information contained in the public filings of our peer group as identified below.

The purpose of the peer group review is to provide relative comparative data to assist the Board in making sound decisions with respect to the Bank’s compensation practices. The Compensation Committee believes that the development of a comparable peer group is critical to the process of a comprehensive and rational compensation review; while the peer group should remain as constant as possible from year to year, it will change due to merger and acquisition activity, de-listings, and material changes in our or other banks’ asset size.

The 2018 peer group consisted of 21 banks with 2018 first quarter assets between $2.2 billion and $5.8 billion and available 2017 compensation data. Twelve peer banks were removed from the previous years’ peer group.

Two banks were removed due to acquisitions:

•	Washington First Bankshares, Inc. was acquired by Sandy Spring Bancorp, Inc.
•	Clifton Bancorp, Inc. was acquired by Kearny Financial Corp.

Ten banks were removed due to asset size outside of our criteria:

•	First United Corporation
•	Shore Bancshares, Inc.
•	BCB Bancorp, Inc.
•	Chemung Financial Corporation
•	Pens Woods Bancorp, Inc.
•	Community Financial Corporation
•	1st Constitution Bancorp
•	QNB Corp.
•	Sandy Spring Bancorp, Inc.

Nine new peer banks were added:

•	Beneficial Bancorp, Inc.
•	TriState Capital Holdings, Inc.
•	Financial Institutions, Inc.
•	Arrow Financial Corporation
•	City Holding Company
•	Meridian Bancorp, Inc.
•	Century Bancorp, Inc.
•	Northfield Bancorp, Inc.
•	Peoples Financial Services Corp.

Twelve banks remain consistent between the 2017 and 2018 peer groups:

•	Access National Corporation
•	Bridge Bancorp, Inc.
•	BSB Bancorp, Inc.
•	First of Long Island Corporation
•	Peapack-Gladstone Financial Corporation
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•	Southern National Bancorp of Virginia, Inc.
•	Bar Harbor Bankshares
•	Bryn Mawr Bank Corporation
•	Enterprise Bancorp, Inc.
•	Hingham Institution for Savings
•	Republic First Bancorp, Inc.
•	Univest Corporation of Pennsylvania

The Compensation Committee considers the peer group compensation data, as well as other competitive market factors, when making base salary decisions for the executives. It also considers this data to ensure award opportunities under our cash and equity incentive plans are competitive and reasonable. Based on its 2018 analysis, the Committee adjusted executive base salaries to keep base compensation in line with peers. The Bank also has a formal performance-based annual cash incentive plan that allows for both objective and subjective measurements for determining executive incentives. Details surrounding this plan are disclosed later in this discussion. The compensation analysis validated that the 2018 adjusted target and maximum award levels under the annual cash incentive plan are competitive, ranging from a target of 50.0% to a maximum of 75.0% of salary for Mr. Cornelsen and 30.0% target to 50.0% maximum for the other named executive officers. The Compensation Committee also uses performance to determine annual equity awards. Equity awards, once earned, are subject to a three-year vesting schedule.

The Compensation Committee additionally considers overall company performance and its effect on stockholders.

The Committee believes our financial results and total shareholder return compare favorably with our peer group indicating a strong pay and performance alignment.

The following graph illustrates five year shareholder return.

SNL U.S. Bank: Includes all Major Exchange (NYSE, NYSE MKT, Nasdaq) Banks and Thrifts in SNL's coverage universe.

Components of our Compensation Program

The elements of the compensation programs for the Bank’s executive officers, which are base salary, cash incentives, equity incentives, and benefits, are detailed below. While the Compensation Committee considers total compensation when reviewing benchmarking data, one component does not specifically affect another as they each serve individual purposes. In addition to providing a benefit to the executive, each component serves the purpose of either attracting or retaining talent.

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Base Salary

The Compensation Committee views base salary as the foundation of the compensation program and is a primary consideration for attracting and retaining experienced talent. Our executive compensation program provides base salaries and benefits, which include health, disability and life insurance programs, a 401(k) retirement program, and paid leave, to compensate executive officers for the performance of core duties and responsibilities associated with their individual positions. We establish our executive officers’ base salaries using criteria that includes technical expertise, individual responsibility level, organizational performance, and the competitive data from the peer group identified above and we believe that base salaries should be paid at a level that affords us the ability to hire and retain experienced individuals in our industry that can effectively contribute to the achievement of our strategic business goals.

Base salary for the Bank’s Chief Executive Officer is set by the Committee on an annual basis. Base salaries for the Bank’s other executive officers are also set on an annual basis and are based upon recommendations by the Chief Executive Officer. The factors the Committee considers in its compensation decisions include Bank financial performance, industry base salaries within the peer group, the nature and responsibilities of the position, the contribution and experience of the officer, and the length of the officer's service with the Bank. The Compensation Committee additionally considers the specific contributions of each executive officer and the officer’s opportunity for professional growth when approving annual salary adjustments. While our performance incentive plan provides executive officers rewards for the Bank’s attainment of target goals, it is through base salary that executives are rewarded for their individual contributions to the organization.

Annual Cash Incentive Plan.

The Annual Cash Incentive Plan (“ACIP”) was implemented to reward executives for achieving and exceeding predefined performance goals. In doing so, the Committee believes the ACIP also provides a focus on those goals identified by the Committee as being important to the overall performance of the Company, while also serving as a retention tool. In 2018, due to their strategic contributions to the Company, Messrs. Cornelsen, Welborn, Miller, and Semanie and Ms. Hubbard were identified by the Compensation Committee as participants in the ACIP.

The ACIP is performance-based with cash award opportunities defined for threshold, target and maximum performance levels. Under the 2018 Incentive Plan Model, at the target levels, Mr. Cornelsen was eligible to receive a bonus equal to 50.0% of his base salary and Mr. Welborn, Mr. Miller, Mr. Semanie and Ms. Hubbard were eligible to receive a target bonus equal to 30.0% of their base salaries. Maximum award levels are set at 75.0% and 50.0% of base salary, respectively. If a threshold performance level is not achieved, the portion of the award for that metric will be 0%.

Historically, the Compensation Committee had worked with management to set Bank-wide performance-based goals based on the Bank’s budget and strategic plan. Beginning in 2017, the Committee determined that the ACIP goals for each performance measure would be based solely on comparison to peer metrics, whereas since 2012 our performance relative to peers could be used to reduce or increase executive incentive payouts based on a metric’s performance comparison but the goals that triggered a payout were based solely on Company performance. It is the Committee’s belief that establishing goals to be comparisons to peer provides a balanced approach that is consistent with our compensation philosophy while discouraging excessive risk taking and goal manipulation.

The Committee reviews the combination of performance metrics each year to ensure that they do not encourage risky behavior or expose Old Line Bancshares to material risk. In addition, the Committee aims to discourage the focus on achievement of one metric at the expense of the others. The Board ultimately approves the performance metrics at the beginning of each performance year. The Compensation Committee certifies the performance of goals each year and has ultimate discretion over payouts.

In February 2018, the Compensation Committee approved the 2018 goals for each of the rated performance metrics, with the target being the attainment of the 50th percentile as compared to peer performance.

Performance metrics for 2018 included three-year total shareholder return, return on average assets and non-performing assets as a percentage of total assets. The executives exceeded stretch performance in each of the categories which, resulted in a potential bonus payout of 75.0% for Mr. Cornelsen and 50.0% for each of Mr. Welborn, Mr. Semanie, Mr. Miller and Ms. Hubbard.

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The following table illustrates plan metrics, goals, and actual incentive payouts as a percentage of base salary for 2018.

	Total Shareholder Return (20% Weighting)	Return on Average Assets (60% Weighting)	Non-Performing Assets (20% Weighting)	Potential Cash Incentive as a % of Salary CEO	Potential Cash Incentive as a % of Salary Other Execs.
threshold	17.94	0.80	0.51	25.00%	15.00%
target	22.43	1.00	0.39	50.00%	30.00%
stretch	26.91	1.20	0.29	75.00%	50.00%
actual performance	55.19	1.29	0.20
payout under plan				75.00%	50.00%

As with 2018, the performance metrics approved for use in the 2019 ACIP are three-year total shareholder return, return on assets, and non-performing assets.

Equity Incentive Plan

The Compensation Committee believes that equity should represent a significant part of executive compensation and further aligns the interests of management with those of our stockholders and provides for a longer-term retention tool. We have been incorporating equity as an element of executive compensation since 2005. Under the Equity Incentive Plan, the target award levels the named executive officers are eligible to receive are equal to a fair value of 20% of salary (for Mr. Cornelsen) or 10% of salary (for Mr. Miller, Mr. Semanie, Mr. Welborn and Ms. Hubbard). Maximum equity awards are 20% of base salary for Ms. Hubbard and Messrs. Miller, Welborn and Semanie and 40% of base salary for Mr. Cornelsen.

Equity grants are performance-based, that is, the final equity award (if any) is based on whether Old Line Bancshares meets the cumulative threshold, target or stretch levels for financial metrics in a given year. For example, overall attainment of 75% of the total target goal results in the payment of 75% of the payout at the target level for the CEO and other executive officers. For 2018, these metrics included three-year total shareholder return, return on average assets, and non-performing assets as a percentage of total assets. The Committee believes that utilizing the same metrics for both cash and equity awards enhances executive focus on those areas identified as being of strategic importance. Once year-end financial results are final, the Committee determines the fair value of equity award each executive is entitled to under the Equity Incentive Plan. Such award is then granted as restricted stock, stock options, or a combination thereof that, once granted, is subject to a three-year vesting schedule.

On February 22, 2019, the Compensation Committee of the Board of Directors of Old Line Bancshares and Old Line Bank reviewed the financial performance of both Old Line Bancshares and Old Line Bank for the fiscal year ended December 31, 2018 as well as the individual performance of each executive in order to determine equity awards for the named executive officers.

Based on this review and upon finalization of our year-end financial statements, effective February 27, 2019, we issued equity awards to Mr. Cornelsen with a value totaling 40.0% of his base salary and to each of Messrs. Semanie and Welborn and Ms. Hubbard with a value totaling 20.0% of their base salary, and to Mr. Miller with a value totaling 16.0% of his base salary.

Other Benefits

Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, and our 401(k) plan, in each case on the same basis as our other employees. Mr. Cornelsen is covered by a bank owned life insurance policy that provides for a split-dollar benefit. In June 2018, we purchased additional bank owned life insurance, which now provides life insurance benefits to Mr. Semanie, Mr. Welborn, Mr. Miller, and Ms. Hubbard. Additionally, Mr. Cornelsen and Mr. Semanie are provided benefits under salary continuation agreements and, with respect to Mr. Cornelsen, a supplemental executive retirement plan. The benefits under these life insurance arrangements, salary continuation agreements, and the supplemental executive retirement plan are discussed in greater detail below.

We provide a Company-owned automobile to Mr. Cornelsen due to the amount of travel required as a representative of the Company. We also provide one country club membership to Mr. Cornelsen to help facilitate his role as a Company representative.

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Risk Assessment Procedures

We have reviewed our compensation policies and programs for all of our employees and have determined that the compensation policies and incentive compensation programs in place are not reasonably likely to have a material adverse effect on Old Line Bancshares or the Bank and do not encourage our employees to take excessive risks. We are confident that the internal controls and procedures we have in place throughout our organization sufficiently manage any inherent risk in our programs. Among other things, our executive compensation programs incorporate the following policies and practices:

•	The Compensation Committee is composed solely of independent directors and has the authority to engage its own independent compensation consultant, outside legal counsel and other advisors;

•	We conduct an annual stockholder advisory vote on the compensation of the named executive officers, and our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes;

•	We award both cash and stock incentives with an emphasis on performance;

•	We have adopted a comprehensive clawback policy, which states that in the event of a restatement of the Old Line Bank/Old Line Bancshares’ financial statements, the result of which is that any performance-based compensation paid would have been a lower amount had it been calculated based on such restated results, the Compensation Committee shall seek to recover for the benefit of the Company the pre-tax portion of the difference between the awarded compensation and the actual compensation;

•	We do not provide significant perquisites or other personal benefits to our executive officers other than the salary continuation agreements/supplemental executive retirement plan and life insurance arrangements, which the Committee has determined does not encourage our executives to take unnecessary risks as they are defined benefits and not related to any specific performance metric. Our executive officers participate in our health and welfare benefit programs on the same basis as all of our employees; and

•	Annually, the Board of Directors reviews and approves all Bank policies to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have an adverse impact on the Bank.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with Old Line Bancshares’ management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

By: Craig E. Clark

Stephen Deadrick

James F. Dent

Gail D. Manuel

Gregory S. Proctor, Jr.

Jeffrey A. Rivest

John M. Suit, II

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Summary Compensation Table

The following table sets forth the compensation paid by Old Line Bank to its Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers who received total compensation in excess of $100,000 during 2018 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards(6)	Non-equity incentive plan compensation(7)	Change in pension value and non- qualified deferred compensation earnings	All other compensation	Total
		$	$	$	$	$	$	$
James W. Cornelsen	2016	550,515	-	161,851	296,838	327,836	34,467	1,371,507
President & CEO(1)	2017	616,577	-	246,631	462,433	390,344	42,424	1,758,409
	2018	647,406	-	258,962	485,554	672,342	36,165	2,100,429

Jack Welborn	2016	192,816	18,000	27,810		-	12,499	251,125
Executive Vice	2017	192,816	-	28,922		-	9,686	231,424
President & CLO(2)	2018	250,000	60,000	50,000	125,000	-	15,011	500,011

Mark A. Semanie	2016	292,110	-	42,940	98,470	59,028	14,039	506,587
Executive Vice	2017	315,000	-	63,000	157,500	69,005	13,574	618,079
President & COO(3)	2018	330,750	-	66,150	165,375	57,818	13,974	634,067

M. John Miller	2016	224,700	-	33,031	75,746	-	11,136	344,613
Executive Vice	2017	242,700	-	48,540	121,350	-	12,211	424,801
President & CCO(4)	2018	254,835	-	40,000	100,000	-	11,232	406,067

Elise M. Hubbard	2016	160,050	25,000	23,527	53,953	-	9,006	271,536
Senior Vice	2017	200,000	-	40,000	100,000	-	12,069	352,069
President & CFO(5)	2018	225,000	-	45,000	112,500	-	12,596	395,096

(1)	Other compensation includes: $10,600, $10,600 and $11,000 in contributions to Old Line Bank’s 401(k) retirement plan in 2016, 2017 and 2018 respectively; $3,957 in long term disability insurance premiums paid on Mr. Cornelsen’s behalf in each of 2016, 2017 and 2018; and $1,200 in short term disability insurance premiums paid on Mr. Cornelsen’s behalf in each of 2016, 2017 and 2018. Other compensation for Mr. Cornelsen also includes $13,210, $13,750 and $3,508 for the value of the Company-owned car provided to Mr. Cornelsen and $5,500, $12,917 and 16,500 in country club dues for 2016, 2017 and 2018, respectively.
(2)	Other compensation includes: $10,558, 7715 and 11,000 in contributions to Old Line Bank’s 401(k) retirement plan in each of 2016, 2017 and 2018; $742, $771 and $2,811 in long term disability premiums paid by Old Line Bank on Mr. Welborn’s behalf in 2016, 2017 and 2018, respectively; and $1,200 in short term disability premiums paid by Old Line Bank on Mr. Welborn’s behalf in each of 2016, 2017 and 2018.
(3)	Other compensation includes: $10,600, 10,600 and $11,000 in contributions to Old Line Bank’s 401(k) retirement plan in each of 2016, 2017 and 2018; $2,239, $1,774 and $1,774 in long term disability insurance premiums paid by Old Line Bank on Mr. Semanie’s behalf in 2016, 2017 and 2018, respectively; and $1,200 in short term disability insurance premiums paid by Old Line Bank on Mr. Semanie’s behalf in each of 2016, 2017 and 2018.
(4)	Other compensation includes: $8,044, 8,590 and $7,701 in contributions to Old Line Bank’s 401(k) retirement plan in 2016, 2017 and 2018, respectively; $1,893,$2,422 and 2,422 in long term disability premiums paid on Mr. Miller’s behalf in 2016, 2017 and 2018, respectively; and $1,200 in short term disability premiums paid on Mr. Miller’s behalf in each of 2016, 2017 and 2018.
(5)	Other compensation includes $7,258, $10,069 and $10,596 in contributions to Old Line Bank’s 401(k) retirement plan in 2016, 2017 and 2018, respectively; $640.20, $800 and $800 in long term disability premiums paid on Ms. Hubbard’s behalf in 2016, 2017 and 2018, respectively; and $1,108, $1,200 and $1,200 in short term disability premiums paid on Ms. Hubbard’s behalf in 2016, 2017 and 2018, respectively.
(6)	Consists of restricted stock awards. Restricted stock value is based on the share price at issuance $28.82, $32.00 and $28.74 for 2016, 2017, and 2018, respectively. Restricted stock was granted in February 2017, February 2018, and February 2019 based on the previous year’s performance under the Old Line Bancshares’ Incentive Plan Model for Messrs. Cornelsen, Welborn, Semanie and Miller and Ms. Hubbard.
(7)	Paid in February 2016, February 2017 and February 2018 based on the previous year’s performance under Old Line Bancshares’ Incentive Plan Model.

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CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). Our PEO is Mr. Cornelsen.

In determining the median employee, we compiled a report of W-2, box 1 income for all of our employees as of December 31, 2018. Employees hired as a result of the Bay Bankshares/Bay Bank acquisition were excluded. We annualized the income for all other employees who worked a partial year. The median amount was selected from the annualized list. Upon identification of the median employee, we added to the employee’s base salary any other compensation and benefits the employee received that is consistent with the compensation and benefits included for the PEO in the Summary Compensation Table. We then compared the result to Mr. Cornelsen’s total compensation for 2018 as set forth in the Summary Compensation Table. Our conclusion follows:

•	Median employee total annual compensation	$67,866
•	Mr. Cornelsen’s total annual compensation	$2,100,429
•	Ratio of PEO to median employee compensation	30.95:1

Grants of Plan-Based Awards

The following table sets forth information on plan-based awards made to the named executive officers during the year ended December 31, 2018. The restricted stock earned by Mr. Cornelsen, Mr. Welborn, Mr. Miller, Mr. Semanie and Ms. Hubbard is based on the incentive plan awards they received during 2018, as disclosed in the Summary Compensation Table and discussed in the Compensation Discussion and Analysis above, and were issued in 2019 based on 2018 performance.

Grants of Plan-Based Awards

Fiscal Year 2018

Name	Grant date(1)	Issue date(2)	Estimated possible payouts under non-equity incentive plan awards(3)			Estimated possible payouts under equity incentive plan awards(4)			Grant date fair value of stock and option awards(5)
			Thres- hold $	Target $	Maximum $	Thres- hold #	Target #	Maximum #	$
James Cornelsen	2/21/2018	2/27/2019	161,851	323,703	485,554	2,253	4,505	9,011	288,352
Jack Welborn	2/21/2018	2/27/2019	37,500	75,000	125,000	435	870	1740	55,680
M. John Miller	2/21/2018	2/27/2019	38,225	76,451	127,418	443	887	1773	44,544
Mark Semanie	2/21/2018	2/27/2019	49,613	99,225	165,375	575	1,151	2,302	73,664
Elise Hubbard	2/21/2018	2/27/2019	33,750	67,500	112,500	391	783	1,566	50,112

(1)	Date the Compensation Committee approved 2018 Incentive Plan and related metrics.
(2)	Date equity grants were approved in relation to the 2018 Incentive Plan.
(3)	The information included in the Threshold, Target and Stretch columns reflects the range of potential non-equity payouts under the 2018 ACIP.
(4)	The information included in the Threshold, Target and Stretch columns reflects the range of potential equity payouts under the 2018 ACIP; equity is calculated as a percentage of salary and grants were made in the form of restricted stock, with the number of restricted stock grants based on share price at issuance. Actual award amounts are included in the Summary Compensation Table.
(5)	Represents the fair value of restricted stock awards on the grant date.

Employment Agreements

Old Line Bank has entered into employment agreements with each of James W. Cornelsen, Mark A. Semanie, Jack Welborn Elise M. Hubbard, and M. John Miller.

25

As of December 10, 2015, Old Line Bank entered into a second amended and restated employment agreement with Mr. Cornelsen (replacing a 2011 agreement) to serve as the President and Chief Executive Officer of Old Line Bank and Old Line Bancshares. This agreement provides for an initial term ending on March 30, 2019, which may be extended by the Board of Directors for one additional year or such greater term as the Board of Directors deems appropriate. Mr. Cornelsen’s employment agreement is currently set to expire in March 2023.

Mr. Cornelsen’s employment agreement provides for an annual base salary that is subject to annual review and increase as may be determined by the Board of Directors. His 2019 base salary has been set at $700,000. Mr. Cornelsen may also receive an annual cash or non-cash bonus as determined by the Board of Directors. The agreement also provides that Mr. Cornelsen will not be compensated for his attendance at Board of Directors’ meetings and that he is entitled to an automobile provided by Old Line Bank and to participate in such other bonus, incentive and other executive compensation programs as are made available to senior management of Old Line Bank from time to time.

Mr. Cornelsen’s employment agreement terminates upon Mr. Cornelsen’s death or by mutual written agreement. In addition, Mr. Cornelsen may terminate the agreement within six months following (or in certain circumstances, in anticipation of) a “change in control,” as defined in the agreement, or for good reason as defined in the agreement. Old Line Bank may terminate the agreement for certain events constituting cause as defined in the agreement. Either party may also terminate the agreement without cause or good reason or upon Mr. Cornelsen’s permanent disability provided that such party provides 60 days prior written notice to the other party. Please see “—Potential Payments Upon Termination of Employment or Change in Control” for a discussion of the post-termination payments provided under Mr. Cornelsen’s employment agreement.

The agreement also contains non-compete, non-solicitation, and confidentiality provisions.

On May 7, 2018, Old Line Bank entered into amended and restated employments agreement with Mark A. Semanie to serve as an Executive Vice President of Old Line Bank and M. John Miller to serve as an Executive Vice President of Old Line Bank. Also on May 7, 2018, Old Line Bank entered into employment agreements with Jack Welborn to serve as the Chief Lending Officer of Old Line Bank and Elise Hubbard to serve as the Chief Financial Officer of Old Line Bank. Each such agreement provides for an initial term ending on March 31, 2020 and, unless either party notifies the other that the agreement will not be renewed, is automatically extended for an additional six months on each September 30th and March 31st (beginning September 30, 2018), such that the remaining term at each extension is two years.

Under their agreements each of the aforementioned executive officers is entitled to an annual base salary and may receive an annual discretionary bonus. Mr. Semanie’s annual base salary is currently set at $350,595, Mr. Miller’s annual base salary is currently set at $260,000, Mr. Welborn’s annual base salary is currently set at $262,500, and Ms. Hubbard’s annual base salary is currently set at $275,000.

Each of Mr. Semanie’s, Mr. Miller’s, Mr. Welborn’s, and Ms. Hubbard’s employment agreement terminates upon his or her death, in which case all non-vested stock options will immediately vest, or physical or mental incapacitation that has left him or her unable to perform his or her duties for 60 consecutive days. In addition, the executive may terminate his or her employment (which terminates their agreement) voluntarily with or without good reason, as defined in the agreements, and Old Line Bank may terminate each executive’s employment (which also terminates the employment agreement) for certain events constituting cause, as defined in the agreements, or without cause. If the executive terminates his or her employment for good reason or Old Line Bank terminates the executive’s employment other than for cause, the executive, other than Ms. Hubbard, is entitled to receive, within 10 business days of the effective date of his termination or resignation, a lump sum payment equal to his salary (at the amount of such salary on the date of resignation or termination) over the remaining term of the agreement, and Ms. Hubbard is entitled to receive, for the remaining term of her agreement, her salary at the amount of such salary on the date of resignation or termination. In addition, any unvested stock options previously granted to the executive will immediately vest, and he or she will be entitled to payment of any unpaid salary and Retirement Benefits, as defined in the agreements, as of the effective date of his or her resignation or termination; any shares of unvested restricted stock will vest upon a change in control of Old Line Bancshares or Old Line Bank as well as upon termination of the executive’s employment as a result of his or her death, retirement, or disability, as provided in the applicable grant agreement. In addition, each executive is entitled to receive the remaining balance of his or her unused vacation and personal leave at the termination of his or her employment unless the executive is terminated for cause.

The agreements also contain non-compete, non-solicitation, and confidentiality provisions.

26

Life Insurance Arrangements

On January 3, 2006, Old Line Bank entered into a supplemental life insurance agreement, in the form of bank owned life insurance, with Mr. Cornelsen. Under the supplemental life insurance agreement, as amended on December 31, 2007, Old Line Bank is obligated to cause a payment of $1,616,281 to be made to Mr. Cornelsen’s designated beneficiary(ies) upon his death.

Old Line Bank has also purchased bank owned life insurance that covers our other named executive officers, pursuant to which their designated beneficiaries will receive a payment upon their death in the following amounts: Mr. Welborn - $303,088; Mr. Semanie - $703,749; Mr. Miller - $241,108; Ms. Hubbard - $845,390.

Salary Continuation Agreements and Supplemental Executive Retirement Plan

James W. Cornelsen

On January 3, 2006, Old Line Bank entered into a salary continuation agreement with Mr. Cornelsen. The salary continuation agreement, as amended on December 31, 2007 and May 7, 2018, provides that, if still employed with the Bank upon reaching age 65, Mr. Cornelsen will be paid an annual amount of $131,607 (in monthly installments) beginning upon the termination of his employment and continuing until his death. Further, if Mr. Cornelsen becomes no longer employed by the Bank (voluntarily or involuntarily) prior to age 65 as a result of his disability, as defined in the agreement, he will be paid an annual amount of $126,076 beginning on the first day of the month following his 65th birthday and continuing through his death. In either case, if Mr. Cornelsen dies before 15 years’ worth of payments have been made under this agreement, the payments due under the agreement will continue to be paid to his beneficiary until 15 years’ worth of payments have been made.

The amendment to the 2006 salary continuation agreement did not amend the other benefits payable thereunder. Therefore, if Mr. Cornelsen becomes no longer employed by Old Line Bank (voluntarily or involuntarily) prior to age 65 other than due to his death or disability or following a change in control, he will be paid an annual of $126,076 or, on or after June 23, 2019, $131,607, beginning on the first day of the month following his 65th birthday. If Mr. Cornelsen dies prior to age 65 and while employed by Old Line Bank, his beneficiary will receive annual payments of $131,607. This agreement also provides that if there is a change in control of the Bank, as defined in the agreement, within 24 months of Mr. Cornelsen’s termination of employment, then in lieu of the payments discussed above he will be entitled to an annual payment of $128,959 or, beginning June 23, 2019, $131,607. All of these payments will be paid in monthly installments for a 15-year period, and if Mr. Cornelsen dies while receiving these payments, but prior to receiving all the payments due, the balance of these payments due under the agreement will continue to be paid to his beneficiary.

Effective February 26, 2010, Old Line Bank entered into an additional salary continuation plan agreement with Mr. Cornelsen pursuant to which he is entitled to additional benefits. Under the 2010 salary continuation plan agreement, as amended effective May 7, 2018, upon reaching the age of 65 Mr. Cornelsen will be paid an annual amount of $28,131 (in monthly installments) for the rest of his life. Under this agreement, as amended, if Mr. Cornelsen becomes disabled, as defined in the agreement, while employed by the Bank, he will be paid an annual amount of $26,687 or, if he becomes disabled after June 23, 2019, $28,131, in monthly installments beginning on the first day of the second month following the earlier of the date Mr. Cornelsen reaches age 65 or dies. If Mr. Cornelsen dies before 15 years’ worth of payments have been made under this agreement, the payments due under the agreement will be made to, or continue to be paid to, as applicable, his beneficiary until 15 years’ worth of payments have been made. This agreement also provides that if Mr. Cornelsen dies before reaching age 65 while employed by Old Line Bank, or he otherwise becomes no longer employed by Old Line Bank (voluntarily or involuntarily) other than due to his death or following a change in control (as defined in the agreement), he or his beneficiary will be paid an annual amount of $26,687 (payable in monthly installments). Such payments begin on the first day of the second month following the earlier of the date that Mr. Cornelsen reaches age 65 or dies and continue for 15 years. The agreement also provides for change in control payments to be paid to Mr. Cornelsen, in lieu of the payments discussed above, if he is employed with the Bank upon a change in control of the Bank that occurs prior to his turning 65. Such change in control payment is $27,342 annually, and will be paid to Mr. Cornelsen or his beneficiary, as applicable, in monthly installments beginning (in most cases) the first day of the second month following the month in which his employment is terminated and continuing for a period of 15 years. If, however, Mr. Cornelsen’s employment with the Bank is terminated for any reason (whether voluntarily or involuntarily) within 24 months following a change in control, he may instead opt to be paid the change in control payments in (i) a lump sum, (ii) monthly installments over two years, or (iii) monthly installments over five years, and such annual payment will be equal to $28,131 if the change in control occurs on or after June 23, 2019.

Effective October 1, 2012, Old Line Bank entered into two additional salary continuation plan agreements with Mr. Cornelsen pursuant to which he will receive additional benefits. The first 2012 salary continuation plan agreement, as amended effective May 7, 2018, provides that if Mr. Cornelsen remains employed by the Bank until he reaches the age of 65, he will be entitled to receive, beginning on the first day of the second month following his 65th birthday, an annual payment of $63,991. Such payment will continue for the rest of his life, provided that, if Mr. Cornelsen dies before 15 years’ worth of payments have been made under the agreement, the payments due under the agreement will continue to be paid to his beneficiary until 15 years’ worth of payments have been made. In addition, if Mr. Cornelsen becomes disabled, as defined in the agreement, while employed by the Bank, he will be paid an annual amount of $56,405 for a period of 15 years. Such benefits are payable monthly generally beginning on the first day of the second month following the earlier of Mr. Cornelsen’s 65th birthday or death and will continue for the rest of his life or, if Mr. Cornelsen dies before 15 years’ worth of payments have been made, will continue to be paid to his beneficiary until 15 years’ worth of payments have been made. If Mr. Cornelsen dies before reaching age 65 while employed by the Bank, or he otherwise becomes no longer employed by the Bank (voluntarily or involuntarily) other than because of his disability or following a change in control, he or his beneficiary will be paid an annual amount of $56,405 for a period of 15 years. Such benefits are payable monthly generally beginning on the first day of the second month following the earlier of Mr. Cornelsen’s 65th birthday or death. This agreement also provides for change in control payments to be paid to Mr. Cornelsen, in lieu of the payments discussed above, if he is employed with the Bank upon a change in control (as defined in the agreement) of the Bank that occurs prior to his 65th birthday. Such change in control payment is $62,386 annually, and will be paid to Mr. Cornelsen or his beneficiary, as applicable, in monthly installments, for a period of 15 years beginning (in most cases) on the first day of the second month following the date of termination of Mr. Cornelsen’s employment with Old Line Bank. If, however, Mr. Cornelsen’s employment with the Bank is terminated for any reason (whether voluntarily or involuntarily) within 24 months following a change in control, he may instead opt to be paid the change in control payments in (i) a lump sum, (ii) monthly installments over two years, or (iii) monthly installments over five years, and such annual payment will be equal to $63,991 if the change in control occurs on or after June 23, 2019.

27

The second 2012 salary continuation plan agreement, prior to being amended on May 7, 2018, provided that if Mr. Cornelsen remains employed by the Bank until he reaches the age of 65, he would be entitled to receive, beginning on the first day of the second month following his 80th birthday, an annual payment of $223,729 for life, but with five years of payments guaranteed. The amendment provides that if this benefit becomes payable, the benefit amount will be offset by the benefit payments made by Old Line Bank under the salary continuation agreements discussed above, including any amendments to such agreements. In addition, under this agreement, if Mr. Cornelsen were to die before reaching age 65 or became disabled, as defined in the agreement, while employed by the Bank, or he otherwise becomes no longer employed by the Bank (voluntarily or involuntarily) other than following a change in control, he or his beneficiary would be paid an annual amount of $180,913, for a period of five years. Such death benefit is payable to Mr. Cornelsen’s beneficiary beginning on the first day of the second month following the 15th anniversary of his death, while the other payments begin on the first day of the second month following Mr. Cornelsen’s 80th birthday, in each case on a monthly basis The agreement also provides for change in control payments to be paid to Mr. Cornelsen, in lieu of the payments discussed above, if he is employed with the Bank upon a change in control (as defined in the agreement) of the Bank that occurs prior to his 65th birthday. Such change in control payment is $218,119 annually and will be paid on a monthly basis for a period of five years beginning on the 15th anniversary of the first day of the second month following the date of termination of Mr. Cornelsen’s employment with the Bank. If, however, Mr. Cornelsen’s employment with the Bank is terminated for any reason (whether voluntarily or involuntarily) within 24 months following a change in control, he may instead opt to be paid the change in control payments in (i) a lump sum or (ii) monthly installments over two years, and such annual payment will be equal to $223,729 if the change in control occurs on or after June 23, 2019. All payments under this agreement will be paid to Mr. Cornelsen’s beneficiary if he should die before five years of payments are made.

Finally, on May 7, 2018, Old Line Bank entered into a supplemental executive retirement plan agreement with Mr. Cornelsen. This agreement provides that upon Mr. Cornelsen’s termination of employment with Old Line Bank after he has reached the age of 67 for any reason other than his death or disability, as defined in the agreement, he will be entitled to receive, beginning on the first day of the second month following the termination of his employment and continuing for his lifetime, an annual benefit equal to $50,000 (the “Normal Retirement Benefit”). If instead Mr. Cornelsen’s employment is terminated before he reaches age 67 but after reaching age 64 for any reason other than his death, he will be entitled to receive, beginning on the first day of the second month following the termination of his employment and continuing for his lifetime, an annual payment that ranges from $976 to $27,404, depending on the date of termination. If in either case Mr. Cornelsen dies while receiving payments under this agreement, but before 15 years’ of payments have been made, the monthly payments will continue to be paid to his beneficiary until 15 years’ worth of payments have been made.

If instead Mr. Cornelsen dies while employed by Old Line Bank, his beneficiary will be entitled to a lump sum payment that ranges from $141,258 to $476,152 depending on the date of death. Finally, upon a change in control, as defined in the agreement, Mr. Cornelsen will be entitled to receive the Normal Retirement Benefit beginning on the first day of the second month following the later of the date Mr. Cornelsen reaches age 65 or his employment is terminated.

The salary continuation and supplemental executive retirement plan agreements described above all provide, however, that Mr. Cornelsen is not entitled to any benefits under the agreement if he is terminated for cause, as described in the agreement.

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Mark A. Semanie

Effective January 1, 2014, Old Line Bank entered into a salary continuation plan agreement with Mr. Semanie pursuant to which Mr. Semanie will receive benefits. The agreement, as amended effective May 7, 2017, provides that if Mr. Semanie remains employed by the Bank until he reaches the age of 65, he will be entitled to receive, beginning on the first day of the second month following his 65th birthday, an annual payment of $154,435. If Mr. Semanie dies prior to receiving 15 years of benefits under the agreement, the payments due under the agreement will continue to be paid to his beneficiary until such time as 15 years of benefits have been paid. If Mr. Semanie becomes disabled, as defined in the agreement, while employed by the Bank, or he otherwise becomes no longer employed by the Bank other than following a change in control, he or his beneficiary will be paid an annual amount ranging from $54,188 and $151,726, depending on the date of the event. Such benefits are payable monthly and generally to Mr. Semanie or his beneficiary beginning on the first day of the second month following the earlier of Mr. Semanie’s 65th birthday or his death and will be paid until his death or, if he dies prior to receiving 15 years of benefits under the agreement, until such time as 15 years of benefits have been paid. The agreement, as amended, also provides for change in control payments to be paid to Mr. Semanie if he is employed with the Bank upon a change in control (as defined in the agreement) of the Bank that occurs prior to his 65th birthday. The change in control payments range from $98,343 to $152,563 annually, depending on the date of the change in control, and will be paid on a monthly basis to Mr. Semanie or his beneficiary, as applicable, for a period of 15 years beginning (in most cases) on the first day of the second month following the date of termination of Mr. Semanie’s employment with the Bank. If, however, Mr. Semanie’s employment with the Bank is terminated for any reason (whether voluntarily or involuntarily) within 24 months following a change in control, then in lieu of such payments Old Line Bank will transfer ownership of the annuity contracts purchased by Old Line Bank to satisfy its obligations to Mr. Semanie under his salary continuation plan agreement, which will constitute payment in full for Mr. Semanie’s change in control benefit under the agreement. The amount of such annuity contracts will vary depending on the date of Mr. Semanie’s termination.

Mr. Semanie’s salary continuation plan agreement provides, however, that he is not entitled to any benefits under the agreement if he is terminated for cause, as described in the agreement.

The following charts show the annual amount of payments that will be made to Messrs. Cornelsen and Semanie pursuant to the salary continuation agreements and supplemental executive retirement plan :

James W. Cornelsen

2006 Plan

End of Year	Plan Year	End of Year Age	Normal Retirement Benefit	Early Termination Benefit	Disability Benefit	Pre-Retirement Death Benefit	Change in Control Benefit
1/1/2018	1	64	0	116,378	116,378	131,607	122,818
1/1/2019	2	65	0	126,076	126,076	131,607	128,959
7/1/2019	2	65	131,607

James W. Cornelsen

2010 Plan

End of Year	Plan Year	End of Year Age	Normal Retirement Benefit	Early Termination Benefit	Disability Benefit	Pre-Retirement Death Benefit	Change in Control Benefit
1/1/2018	1	64	0	23,722	23,722	0	26,040
1/1/2019	2	65	0	26,687	26,687	0	27,342
7/1/2019	3	65	28,131

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James W. Cornelsen

2012 Plan

End of Year	Plan Year	End of Year Age	Normal Retirement Benefit	Early Termination Benefit	Disability Benefit	Pre-Retirement Death Benefit	Change in Control Benefit
1/1/2018	1	64	0	40,680	40,680	0	59,416
1/1/2019	2	65	0	56,405	56,405	0	62,386
7/1/2019	3	65	63,991

James W. Cornelsen

2018 Plan

End of Year	Plan Year	End of Year Age	Disc. Rate	Normal Retirement Accrued Balance	Normal Retirement Benefit	Early Termination Benefit	Pre-Retirement Death Benefit	Post-Retirement Death Benefit	Change in Control Benefit
12/31/2018	1	64	6.00%	141,258	0	976	141,258		42,217
12/31/2019	2	65	6.00%	299,467	0	13,443	299,467		47,832
12/31/2020	3	66	6.00%	476,152	0	27,404	476,152		49,266
7/1/2021	4	67	6.00%	570,531	50,000	0	0	570,531	50,000
12/31/2021	4	67	6.00%	563,412	50,000			563,412
12/31/2022	5	68	6.00%	545,607	50,000			545,607
12/31/2023	6	69	6.00%	526,732	50,000			526,732
12/31/2024	7	70	6.00%	506,726	50,000			506,726
12/31/2025	8	71	6.00%	485,519	50,000			485,519
12/31/2026	9	72	6.00%	463,039	50,000			463,039
12/31/2027	10	73	6.00%	439,211	50,000			439,211
12/31/2028	11	74	6.00%	413,953	50,000			413,953
12/31/2029	12	75	6.00%	387,180	50,000			387,180
12/31/2030	13	76	6.00%	358,800	50,000			358,800
12/31/2031	14	77	6.00%	328,718	50,000			328,718
12/31/2032	15	78	6.00%	296,830	50,000			296,830
12/31/2033	16	79	6.00%	263,030	50,000			263,030
12/31/2034	17	80	6.00%	227,201	50,000			227,201
12/31/2035	18	81	6.00%	189,222	50,000			189,222
12/31/2036	19	82	6.00%	148,965	50,000			0
12/31/2037	20	83	6.00%	106,293	50,000
12/31/2038	21	84	6.00%	61,060	50,000
12/31/2039	22	85	6.00%	13,113	50,000
12/31/2040	23	86	6.00%	(0)	50,000
12/31/2041	24	87	6.00%	(0)	50,000

Mark A. Semanie

End of Year	Plan Year	End of Year Age	Normal Retirement Benefit	Early Termination Benefit	Disability Benefit	Pre- Retirement Death Benefit	Change in Control Benefit
1/1/2018	1	54	0	43,350	43,350	154,434	93,660
1/1/2019	2	55	0	54,188	54,188	154,434	98,343
1/1/2020	3	56	0	65,025	65,025	154,434	103,260
1/1/2021	4	57	0	75,863	75,863	154,434	108,424
1/1/2022	5	58	0	86,700	86,700	154,434	113,789
1/1/2023	6	59	0	97,538	97,538	154,434	119,537
1/1/2024	7	60	0	108,375	108,375	154,434	125,514
1/1/2025	8	61	0	119,213	119,213	154,434	131,789
1/1/2026	9	62	0	130,050	130,050	154,434	138,379
1/1/2027	10	63	0	140,888	140,888	154,434	145,298
1/1/2028	11	64	0	151,726	151,726	154,434	152,563
5/1/2028	12	65	154,434

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Changes in Nonqualified Deferred Compensation

The following table shows the changes in the balance of the named executive officers’ salary continuation agreements and supplemental executive retirement plan during 2018.

Executive	Plan name	Executive contributions in last fiscal year(1) $	Registrant contributions in last fiscal year(2) $	Aggregate earnings in last fiscal year $	Aggregate withdrawal/ distribution $	Aggregate balance at last fiscal year end $
James Cornelsen	Plan 1	n/a	274,743	-	-	1,330,049
	Plan 2	n/a	56,096	-	-	269,282
	2012-A	n/a	200,245	-	-	656,899
	2018	n/a	141,258	-	-	141,258
Mark Semanie	Plan 2014	n/a	57,818	-	-	283,698

(1)	Participant contributions are not permitted under the salary continuation agreements or supplemental executive retirement plan.
(2)	Company contributions represent the annual accrual for each plan and are also reflected in the Summary Compensation Table as the change in pension value and non-qualified deferred compensation earnings.

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The following table discloses information about unexercised options and equity incentive plan awards outstanding as of the end of our last fiscal year.

OUTSTANDING EQUITY AWARDS

AT FISCAL YEAR-END

DECEMBER 31, 2018

	OPTION AWARDS					STOCK AWARDS
	Number of securities underlying unexercised options: exercisable	Number of securities underlying unexercised options: unexercisable(1)	Option exercise price	Option expiration date	Grant date	Number of shares that have not vested(2)	Market value of shares that have not vested
	#	#	$			#	$
James W. Cornelsen	16,431	8,216	17.75	2/24/2026	2/21/2018	7,707	202,848
	19,661	-	14.38	2/25/2025	2/23/2017	3,744	98,542
	21,985	-	16.76	2/26/2024	2/24/2016	1,067	28,083
	19,097	-	12.04	2/27/2023		-	-
	28,764	-	8.00	12/31/2021		-	-
	8,576	-	7.82	1/27/2021		-	-
	11,823	-	7.13	1/28/2020		-	-
Total	126,337	8,216				12,518	329,473

Mark A. Semanie	4,359	2,180	17.75	2/24/2026	2/21/2018	1,969	51,824
	5,287	-	14.38	2/25/2025	2/23/2017	994	26,162
	5,977	-	16.76	2/26/2024	2/24/2016	283	7,449
Total	15,623	2,180				3,246	85,435

M. John Miller	3,353	1,677	17.75	2/24/2026	2/21/2018	1,517	39,927
	4,067	-	14.38	02/25/2025	2/23/2017	764	20,108
	-	-			2/24/2016	218	5,738
Total	7,420	1,677				2,499	65,773

Elise M. Hubbard	-	-			2/21/2018	1,250	32,900
					2/23/2017	544	14,318
	-	-			2/24/2016	433	11,397
Total	-	-				2,227	58,615

Jack Welborn					8/29/2017	698	18,371
	-	-			7/8/2016	502	13,213
Total	-	-				1,200	31,584

	149,380	12,073				21,690	570,880

(1)	The remaining unexercisable options with an expiration date of 2/24/2026 became exercisable on 02/24/2019.
(2)	The remaining unvested stock awards granted on 2/24/2016 vested on 2/24/2019. One-half of the unvested stock awards awarded on 2/23/2017 became vested on 2/24/2019 and the remaining will vest on 2/24/2020. One-third of the stock awards with award date of 02/21/2018 became vested on 2/21/2019, 1/3 will become 2/21/2020, and the remaining 1/3 will vest on 2/21/2021. The remaining unvested stock awards granted 7/8/2016 will vest on 7/8/2019. One-half of the unvested stock awards awarded on 8/29/2017 will become vested on 8/29/2019 and the remaining will vest on 2/24/2020.

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Option Exercises and Stock Vested 2018

The following table presents information regarding the named executive officers’ option exercises and restricted stock vesting during 2018.

Option Exercises and Stock Vested

Fiscal Year 2018

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise #	Value realized on exercise $	Number of shares acquired on vesting #	Value realized on vesting $
James W. Cornelsen	33,800	686,478	3,934	125,849.00
Mark A. Semanie	-	-	1,047	33,494.00
M. John Miller	-	-	806	25,784.00
Elise M. Hubbard	-	-	1,103	37,946.00
Jack Welborn			1,424	49,723.00

Pension Benefits

The following table shows the present value of the accumulated benefit under Old Line Bank’s salary continuation agreements and the supplemental executive retirement plan.

Executive	Plan name	Number of years credited Service #	Present value of accumulated benefit $	Payments during last fiscal year $
James Cornelsen	Plan 1	13	1,330,049	-
	Plan 2	9	269,282	-
	2012-A	6	656,899	-
	2018	1	141,258	-
Mark Semanie	Plan 2014	5	283,698	-

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Potential Payments Upon Termination of Employment or Change in Control

Mr. Cornelsen’s employment agreement provides that if he terminates his employment for good reason or because of his permanent disability, or if Old Line Bank terminates Mr. Cornelsen’s employment without cause or because of permanent disability, and a change in control has not occurred, he will receive severance pay for the remaining term of the agreement in an amount equal to his average annual compensation over the prior five years. As of December 31, 2018, this amount was $2,580,119.

If Mr. Cornelsen is terminated or terminates his employment in anticipation of or within six months following a change in control, as defined in the agreement, he is entitled to a lump sum payment equal to 1.99 times his average annual compensation over the prior five years. If the change in control payments were required to be paid as of December 31, 2018, Mr. Cornelsen would have received approximately $1,579,827. In addition, as of December 31, 2018, the change in control payments under Mr. Cornelsen’s salary continuation agreements vest immediately and he is entitled to begin receiving payments, upon separation, of $250,491 annually. Further, under the terms of the grant agreements with respect to his awards of options to purchase our common stock and shares of restricted stock, any unvested options and shares of restricted stock will vest upon a change in control. The value relating to stock options is typically reflected as the difference between the exercise price and the closing price of our common stock on the applicable date, while we use the full market value of our common stock on the date of the calculation to determine the value of the accelerated vesting of shares of restricted stock. Mr. Cornelsen had unvested options to purchase 8,216 shares of our common stock, all of which had an exercise price below the closing price of our common stock, on December 31, 2018. The value of the accelerated vesting of these stock options was $70,411 as of December 31, 2018. Mr. Cornelsen also had 12,518 shares of unvested restricted stock, the value of the accelerated vesting of which was $329,474, as of December 31, 2018.

In the event of Mr. Cornelsen’s termination other than for cause, whether or not following or in connection with a change of control, his employment agreement provides for an additional payment of one times his average annual compensation over the prior five years in equal monthly installments for a period of 12 months following his termination as consideration for his agreement to the non-competition provision of his employment agreement. As of December 31, 2017, this amount was $703,419. The employment agreement also provides that if Mr. Cornelsen’s employment is terminated other than for cause, the Bank is required to continue his health insurance for him and his wife for three years after his termination. Based on the current health insurance premiums and estimated yearly increases in such premiums, we estimate the value of this benefit as of December 31, 2018 to be $66,220.

In the event of Mr. Semanie’s, Mr. Miller’s, or Mr. Welborn’s termination by the Bank other than for cause or by the executive for good reason, each of their employment agreements provides that he is entitled to receive a lump sum payment equal to his salary (at the amount of such salary on the date of resignation or termination) over the remaining term of his agreement; Ms. Hubbard’s agreement provides that under these circumstances she is entitled to receive, for the remaining term of her agreement, her salary at the amount of such salary on the date of resignation or termination. Additionally, each of such executive’s unvested stock options would immediately vest pursuant to the terms of his or her employment agreement, and any unvested shares of restricted stock would vest immediately upon a change in control or termination of his or her employment as a result of his or her death, retirement, or disability as provided in the applicable grant agreement. Finally, pursuant to their employment agreement, each such executive is entitled to receive the remaining balance of his or her unused vacation and personal leave at the termination of his or her employment unless he or she is terminated for cause.

Based on the above, if Mr. Semanie’s employment had been terminated by the Bank other than for cause or by Mr. Semanie for good reason on December 31, 2018, he would have been entitled to a lump sum payment of $413,438. Additionally, Mr. Semanie had unvested options to purchase 2,180 shares of our common stock, all of which had an exercise price below the closing price of our common stock, on December 31, 2018. The value of the accelerated vesting of these stock options is $18,683 as of December 31, 2018. Mr. Semanie also had 3,246 shares of unvested restricted stock, the value of the accelerated vesting of which was $85,435 as of December 31, 2018. Mr. Semanie had no unused vacation or personal leave on December 31, 2018 and so would not have been paid for unused leave if his employment had been terminated on December 31, 2018. Finally, Mr. Semanie would have received $93,660 under his salary continuation agreement.

If Mr. Miller’s employment had been terminated by the Bank other than for cause or by Mr. Miller for good reason on December 31, 2018, he would have been entitled to a lump sum payment of $318,544. Additionally, Mr. Miller had unvested options to purchase 1,677 shares of our common stock, all of which had an exercise price below the closing price of our common stock, on December 31, 2018. The value of the accelerated vesting of these stock options is $14,372 as of December 31, 2018. Mr. Miller also had 2,499 shares of unvested restricted stock, the value of the accelerated vesting of which was $65,774 as of December 31, 2018. Finally, Mr. Miller had no unused vacation or personal leave on December 31, 2018 and so would not have been paid for unused leave if his employment had been terminated on December 31, 2018.

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If Ms. Hubbard’s employment had been terminated by the Bank other than for cause or by Ms. Hubbard for good reason on December 31, 2018, she would have been entitled to receive, over the remaining term of her agreement, payments equal to $281,250. In addition, Ms. Hubbard had 2,227 shares of unvested restricted stock, the value of the accelerated vesting of which was $58,615, as of December 31, 2018. Ms. Hubbard had no unused vacation or personal leave on December 31, 2018 and so would not have been paid for unused leave if his employment had been terminated on December 31, 2018.

If Mr. Welborn’s employment had been terminated by the Bank other than for cause or by Mr. Welborn for good reason on December 31, 2018, he would have been entitled to a lump sum payment of $312,500. In addition, as of December 31, 2018, Mr. Welborn had 1,200 shares of unvested restricted stock, the value of the accelerated vesting of which was $31,584, as of December 31, 2018. Finally, Mr. Welborn had no unused vacation or personal leave on December 31, 2018 and so would not have been paid for unused leave if his employment had been terminated on December 31, 2018.

Information Regarding Executive Officers Who are Not Directors

Executive Officers

M. John Miller, 69, has served as Old Line Bank’s Executive Vice President and Chief Credit Officer since January 2014. He was hired in 2011 as Senior Vice President of Old Line Bank. Mr. Miller is also responsible for managing the special assets at Old Line Bank. Prior to joining Old Line Bank, he was a Senior Vice President for Commercial Real Estate Lending and Special Assets at Bank Annapolis from 2007-2010. From 1998-2007, he was a Senior Vice President of Commercial Real Estate Lending at Annapolis Bank & Trust. Mr. Miller has also developed residential property including custom waterfront homes. He has over 40 years of banking and real estate development experience.

Mark A. Semanie, 56, joined Old Line Bank in January 2013 as Executive Vice President of Old Line Bank and Old Line Bancshares. He was appointed Chief Operating Officer in May 2013. Prior to joining Old Line Bank, Mr. Semanie had served as Chief Financial Officer of Carrollton Bancorp and Senior Vice President and Chief Financial Officer of Carrollton Bank, located in Columbia, Maryland, since January 2010. Prior to that he was a self-employed business consultant specializing in the financial services industry from January – December 2009 and was Executive Vice President and Chief Financial Officer for Bay National Bank from October 2000 through December 2008. Mr. Semanie passed the CPA exam in 1985 and worked in public accounting from 1985 until 1993.

Elise Hubbard, 46, originally joined Old Line Bank in 2006 and has more than 20 years of accounting experience. Ms. Hubbard has held various positions at Old Line Bank, including Vice President, Assistant Vice President, Senior Accountant, and Accounting Administrator. She was promoted to Senior Vice President and Chief Financial Officer of Old Line Bank and Old Line Bancshares in April 2014 and to Executive Vice President in 2018. She holds a B.S. in Accounting with minors in Business Management and Human Resources from the University of Maryland.

Jack Welborn, 65, joined Old Line Bank in 2005 with an extensive background in commercial lending in the Greater Washington area. Mr. Welborn was hired as a Commercial Lender and was promoted to Senior Vice President in 2012 and to Executive Vice President and Chief Lending Officer in 2018. Including his service to Old Line Bank, Mr. Welborn has over 40 years of banking experience, specializing in commercial transactions.

The respective Board of Directors of Old Line Bancshares and Old Line Bank annually elect our officers following the annual meeting of stockholders and the officers serve for terms of one year or until their successors are duly elected and qualified. See “Executive Compensation-Employment Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require that Old Line Bancshares’ directors and executive officers and persons holding more than ten percent of its outstanding shares of common stock are required to report their ownership and changes in such ownership to the SEC and Old Line Bancshares. Based solely on its review of the copies of such reports, Old Line Bancshares believes that, for the year ended December 31, 2018, all Section 16(a) filing requirements applicable to Old Line Bancshares’ officers, directors and greater than ten percent stockholders were complied with on a timely basis, with the following exceptions:

•	A late Initial Statement of Beneficial Ownership of Securities on Form 3 filing by Rosie Allen-Herring in connection with her election as a director;
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•	A late Form 4 filing by James R. Clifford to report one transaction;
•	Three late Forms 4 filings by Rosie Allen-Herring to report one transaction each;
•	A late Form 4 filing by Carla Hargrove McGill to report one transaction
•	A late Form 4 filing by Mark A. Semanie to report the disposition of his shares of common stock in Bay Bancorp and his acquisition of shares of the Company’s common stock upon the Company’s acquisition of Bay Bancorp; and
•	A late form 4 filing by Eric D. Hovde to report the disposition of his shares of common stock in Bay Bancorp and his acquisition of shares of the Company’s common stock upon the Company’s acquisition of Bay Bancorp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Old Line Bank has had in the past, and expects to have in the future, banking transactions with directors and executive officers and the business and professional organizations in which they are associated in the ordinary course of business. Any loans and loan commitments are made in accordance with all applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unrelated persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectability or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application. The aggregate amount of loans outstanding to Old Line Bank’s directors, executive officers and their affiliates at December 31, 2018 was approximately $6,733,403.

Old Line Bank has, in previous years, entered into various transactions with firms in which owners are also members of the Board of Directors. Fees charged for these services are at similar rates charged by unrelated parties for similar products or services. Old Line Bank entered into no such transactions during the year ended December 31, 2018 or to date during 2019.

We have not adopted a formal policy that covers the review and approval of related person transactions by our Board of Directors or otherwise; however, the Board does review all proposed related party transactions for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Those directors that are involved in a proposed related party transaction are excused from the Board meeting during the discussion of and vote on the proposed transaction.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Dixon Hughes Goodman LLP as Old Line Bancshares’ independent public accountants for 2019. Dixon Hughes Goodman LLP has served as Old Line Bancshares’ independent public accountants since 2013 and the Audit Committee and management consider them to be well qualified.

A representative of Dixon Hughes Goodman LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Approval of this proposal requires a majority of votes cast at the Annual Meeting. Abstentions will have no effect on the vote for this proposal.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Dixon Hughes Goodman LLP and may retain that firm or another firm without resubmitting the matter to Old Line Bancshares’ stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of Old Line Bancshares and its stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Dixon Hughes Goodman LLP as independent public accountants for 2019.

AUDIT COMMITTEE REPORT

The Audit Committee has: (1) reviewed and discussed Old Line Bancshares’ audited financial statements with Old Line Bancshares’ management and representatives of Dixon Hughes Goodman LLP, the independent auditors for 2018; (2) discussed with Dixon Hughes Goodman LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; and (3) has received the written disclosures and the letter from Dixon Hughes Goodman LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Dixon Hughes Goodman LLP the independence of Dixon Hughes Goodman LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2018 be included in Old Line Bancshares’ Annual Report on Form 10-K for the last fiscal year.

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Audit Committee:

By:	Suhas R. Shah, CPA, Chairman
Craig. E. Clark
James Clifford
Jeffrey Rivest
John M. Suit, II

Audit and Non-Audit Fees

The following table presents combined fees for professional audit services rendered by Dixon Hughes Goodman LLP for the audit of Old Line Bancshares’ annual consolidated financial statements for the years ended December 31, 2018 and 2017 and fees billed for other services rendered by Dixon Hughes Goodman LLP during those periods.

	December 31,
	2018	2017
Audit fees (1)	$310,057	$276,819
Audit-related fees (2)	27,044	24,910
Tax fees (3)	56,575	13,025
All other fees (4)	14,049	15,000
Total	$407,725	$329,754

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Old Line Bancshares’ consolidated (or Old Line Bank’s) annual financial statements and review of the interim consolidated financial statements included in quarterly reports as well as services that Dixon Hughes Goodman LLP normally provides in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees in 2018 and 2017 are for reviewing filings and assistance related to the audits for the 401(k) plan and Housing and Urban Development programs.

(3)	Tax fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4)	All other fees consists of other miscellaneous fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

Old Line Bancshares’ Audit Committee approves the engagement before Old Line Bancshares or Old Line Bank engages the independent auditor to render any audit or non-audit services.

PROPOSAL III

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations require, at least once every three years, that we provide our stockholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. We first held this vote, which is often referred to as the “say-on-pay” vote, at our annual meeting of stockholders held in 2013. At such meeting, consistent with the Board of Directors recommendation, our stockholders voted to hold the say-on-pay vote on an annual basis; therefore our Board of Directors determined that the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until after the next required vote on the frequency of stockholder votes on the compensation of our named executive officers, which is being held at the Annual Meeting. This vote provides stockholders with the opportunity to endorse or not endorse the compensation of our named executive officers by voting on the following non-binding, advisory resolution:

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RESOLVED, that the stockholders of Old Line Bancshares, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the compensation tables and related material in the proxy statement for the 2019 annual meeting of stockholders.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation paid or awarded to any executive. The Board of Directors and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company’s executive compensation program, as described elsewhere in this proxy statement, is reasonable in comparison both to similar-sized companies in the industry and to the Company’s performance, and that it strongly aligns the interests of the Company’s executive officers with the interests of the Company’s stockholders in the creation of long-term value of the Company as well as the components that drive long-term value.

The Board of Directors recommends that stockholders vote "FOR" approval of the non-binding advisory resolution to approve the compensation of our named executive officers as described in this proxy statement.

PROPOSAL IV

ADVISORY VOTE ON THE FREQUENCY OF THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act and related SEC regulations also require that not less frequently than once every six years, SEC reporting companies obtain a non-binding stockholder vote on the frequency of the stockholder votes on executive compensation, in particular, whether the advisory vote on executive compensation should occur every one, two or three years. We last held this vote at our annual meeting of stockholders held in 2013. Accordingly, we are seeking a stockholder vote regarding whether the non-binding resolution to approve the compensation of our named executive officers should occur every year, every two years, or every three years.

The Board of Directors recommends that future non-binding advisory votes to approve the compensation of our named executive officers be held every year. This recommendation is based on the fact that named executive officer compensation is evaluated, adjusted and approved by the Board of Directors or Compensation Committee, as applicable, on a yearly basis, and the belief that stockholder input with respect to our compensation program should be taken into consideration by the Board of Directors and Compensation Committee when making their annual compensation determinations.

Even though this vote will not be binding on the Company or the Board of Directors, cannot be construed as overruling any decision made by the Board of Directors, and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making future decisions regarding the frequency of submitting to stockholders the non-binding advisory resolution to approve the compensation of our named executive officers.

The option of every year, every two years, or every three years that receives a majority of the votes cast at the Annual Meeting will be the frequency that has been recommended by stockholders. Because this vote is advisory and non-binding, however, if none of the frequency options receive a majority of the votes cast, we will consider the option receiving the greatest number of votes to be the frequency recommended by the Company’s stockholders.

The Board of Directors recommends an advisory vote for a frequency of “EVERY YEAR” for future non-binding advisory resolutions to approve the compensation of our named executive officers.

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STOCKHOLDER COMMUNICATIONS

If you would like to contact Old Line Bancshares’ Board of Directors, including a committee of the Board of Directors, you can send an email to msemanie@oldlinebank.com, or write to the following address:

Board of Directors

c/o Corporate Secretary

Old Line Bancshares, Inc.

1525 Pointer Ridge Place

Bowie, Maryland 20716

The Secretary will compile all communications and submit them to the Board of Directors or the individual Directors on a periodic basis.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for Old Line Bancshares’ 2020 annual meeting of stockholders, stockholder proposals submitted to Old Line Bancshares in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Old Line Bancshares’ executive offices on or before December 28, 2019. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of Old Line Bancshares by Certified Mail—Return Receipt Requested.

Pursuant to the proxy rules under the Exchange Act, Old Line Bancshares’ stockholders are notified that the notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2020 annual meeting of stockholders must be received by our Secretary between February 29, 2020 and March 30, 2020; provided, however, that if the date of the 2020 annual meeting is advanced more than 30 days prior to May 29, 2020 or is delayed more than 60 days after such date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting is made.

In addition to any other applicable requirements, for nominations for election to the Board of Directors at an annual meeting of stockholders outside of the procedures established in the charter of the Corporate Governance Committee of Old Line Bancshares, and even if the nomination is not to be included in the proxy statement for such meeting, pursuant to Old Line Bancshares’ bylaws, the stockholder must give notice in writing to the Secretary of Old Line Bancshares not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or is delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

Please see our bylaws for a description of the information that must be contained in a notice for a stockholder proposal or director nomination.

ANNUAL REPORT

A copy of Old Line Bancshares’ annual report on Form 10-K for the year ending December 31, 2018 is being mailed with this proxy statement. Copies of the report will also be available at the Annual Meeting on May 29, 2019.

A COPY OF OLD LINE BANCSHARES’ ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO OLD LINE BANCSHARES, INC. C/O CORPORATE SECRETARY, 1525 POINTER RIDGE PLACE, BOWIE, MARYLAND 20716. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 8, 2019, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

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OTHER BUSINESS

At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and that would be required to be set forth in this proxy statement, other than the matters set forth in the accompanying notice of annual meeting of stockholders. However, if any other matter is properly presented at the Annual Meeting for consideration, including matters for which we did not receive notice by March 6, 2019, proxies will be voted in the discretion of the proxy holder on such matter. If the Annual Meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new Annual Meeting date, provided that the new meeting occurs within 120 days of the record date for the Annual Meeting, unless you have revoked your proxy.

By order of the Board of Directors

April 26, 2019	Craig E. Clark, Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and proxy statement and annual report are available at www.proxyvote.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

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OLD LINE BANCSHARES, INC.
ATTN: MARK A. SEMANIE
1525 POINTER RIDGE PLACE
BOWIE, MD 20716

VOTE BY INTERNET - The Notice and Proxy Statement and Annual Report are available at

www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74996-P24425 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD LINE BANCSHARES, INC.

	For All	Withhold All	For All Except
1. Proposal 1 - For the election of directors each of the following nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

For a three (3) year term to expire in 2022

Nominees:

01) Steven K. Breeden
02) James R. Clifford, Sr.
03) James W. Cornelsen
04) James F. Dent
05) Thomas H. Graham
06) Jeffrey A. Rivest

For a two (2) year term to expire in 2021

Nominee:

07) Rosie Allen-Herring

	For	Against	Abstain
2. Proposal 2 - To ratify the appointment of Dixon Hughes Goodman LLP as independent public accountants to audit the Company's financial statements for 2019.	☐	☐	☐
3. Proposal 3 - To approve a non-binding advisory proposal to approve the compensation of the Company's named executive officers.	☐	☐	☐

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain
4. Proposal 4 - To approve a non-binding advisory proposal regarding the frequency of the stockholders vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting by checking the box so that we may make appropriate arrangements for the meeting. ☐ Yes ☐ No

(Please sign as name(s) appear(s) on the attached label. If shares are held jointly, each holder should sign. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. A partnership should sign in the partnership name by a partner. Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing. Attorneys should submit powers of attorney.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please detach along perforated line and mail in the envelope provided.

E74997-P24425

REVOCABLE PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OLD LINE BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS ON MAY 29, 2019

KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the "Company") hereby appoints Andre' J. Gingles and James R. Clifford, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 29, 2019, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL" OF THE NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2019, "FOR" APPROVAL OF THE NON-BINDING ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND FOR A FREQUENCY OF "EVERY YEAR" WITH RESPECT TO THE NON-BINDING ADVISORY PROPOSAL REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side